PURCHASE CONTRACT AGREEMENT

               XL CAPITAL LTD AND U.S. BANK NATIONAL ASSOCIATION,

                           AS PURCHASE CONTRACT AGENT

                           PURCHASE CONTRACT AGREEMENT

                           DATED AS OF MARCH 23, 2004








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                                                  TABLE OF CONTENTS
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ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.................................................1
         SECTION 1.1.   Definitions...............................................................................1
         SECTION 1.2.   Compliance Certificates and Opinions.....................................................13
         SECTION 1.3.   Form of Documents Delivered to Agent.....................................................14
         SECTION 1.4.   Acts of Holders; Record Dates............................................................14
         SECTION 1.5.   Notices 15
         SECTION 1.6.   Notice to Holders; Waiver................................................................16
         SECTION 1.7.   Effect of Headings and Table of Contents.................................................17
         SECTION 1.8.   Successors and Assigns...................................................................17
         SECTION 1.9.   Separability Clause......................................................................17
         SECTION 1.10.   Benefits of Agreement...................................................................17
         SECTION 1.11.   Governing Law...........................................................................17
         SECTION 1.12.   Judgment Currency.......................................................................18
         SECTION 1.13.   Legal Holidays..........................................................................18
         SECTION 1.14.   Counterparts............................................................................19
         SECTION 1.15.   Inspection of Agreement.................................................................19
         SECTION 1.16.   Appointment of Financial Institution as Agent for the Company...........................19
         SECTION 1.17.   No Waiver...............................................................................19

ARTICLE II CERTIFICATE FORMS.....................................................................................19
         SECTION 2.1.   Forms of Certificates Generally..........................................................19
         SECTION 2.2.   Form of Agent's Certificate of Authentication............................................21

ARTICLE III THE UNITS............................................................................................21
         SECTION 3.1.   Number of Units; Denominations...........................................................21
         SECTION 3.2.   Rights and Obligations Evidenced by the Certificates.....................................21
         SECTION 3.3.   Execution, Authentication, Delivery and Dating...........................................22
         SECTION 3.4.   Temporary Certificates...................................................................23
         SECTION 3.5.   Registration; Registration of Transfer and Exchange......................................23
         SECTION 3.6.   Book-Entry Interests.....................................................................25
         SECTION 3.7.   Notices to Holders.......................................................................25
         SECTION 3.8.   Appointment of Successor Clearing Agency.................................................25
         SECTION 3.9.   Definitive Certificates..................................................................26
         SECTION 3.10.   Mutilated, Destroyed, Lost and Stolen Certificates......................................26
         SECTION 3.11.   Persons Deemed Owners...................................................................27
         SECTION 3.12.   Cancellation............................................................................28
         SECTION 3.13.   Establishment of Stripped Units.........................................................28
         SECTION 3.14.   Reestablishment of Normal Units.........................................................29
         SECTION 3.15.   Transfer of Collateral upon Occurrence of Termination Event.............................31
         SECTION 3.16.   No Consent to Assumption................................................................31
         SECTION 3.17.   CUSIP Numbers...........................................................................31
         SECTION 3.18.   Currency of Payments....................................................................32
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ARTICLE IV THE NOTES.............................................................................................32
         SECTION 4.1.   Payment of Interest; Rights to Interest Payments Preserved; Notice.......................32
         SECTION 4.2.   Notice and Voting........................................................................32
         SECTION 4.3.   Special Event Redemption.................................................................33
         SECTION 4.4.   Consent to Treatment for Tax Purposes....................................................34

ARTICLE V THE PURCHASE CONTRACTS; THE REMARKETING................................................................34
         SECTION 5.1.   Purchase of Ordinary Shares..............................................................34
         SECTION 5.2.   Contract Adjustment Payments.............................................................36
         SECTION 5.3.   Deferral of Contract Adjustment Payments.................................................41
         SECTION 5.4.   Payment of Purchase Price; Remarketing...................................................43
         SECTION 5.5.   Issuance of Ordinary Shares..............................................................47
         SECTION 5.6.   Adjustment of Settlement Rate............................................................47
         SECTION 5.7.   Notice of Adjustments and Certain Other Events...........................................53
         SECTION 5.8.   Termination Event; Notice................................................................54
         SECTION 5.9.   Early Settlement.........................................................................54
         SECTION 5.10.   Early Settlement Upon Cash Merger.......................................................56
         SECTION 5.11.   Charges and Taxes.......................................................................58
         SECTION 5.12.   No Fractional Shares....................................................................58

ARTICLE VI REMEDIES..............................................................................................59
         SECTION 6.1.   Unconditional Right of Holders to Receive Purchase Contract Adjustment
                            Payments and Purchase Ordinary Shares................................................59
         SECTION 6.2.   Restoration of Rights and Remedies.......................................................59
         SECTION 6.3.   Rights and Remedies Cumulative...........................................................59
         SECTION 6.4.   Delay or Omission Not Waiver.............................................................59
         SECTION 6.5.   Undertaking for Costs....................................................................60
         SECTION 6.6.   Waiver of Stay or Extension Laws.........................................................60

ARTICLE VII THE AGENT............................................................................................60
         SECTION 7.1.   Certain Duties and Responsibilities......................................................60
         SECTION 7.2.   Notice of Default........................................................................61
         SECTION 7.3.   Certain Rights of Agent..................................................................61
         SECTION 7.4.   Not Responsible for Recitals or Issuance of Units........................................63
         SECTION 7.5.   May Hold Units...........................................................................63
         SECTION 7.6.   Money Held in Custody....................................................................63
         SECTION 7.7.   Compensation and Reimbursement...........................................................63
         SECTION 7.8.   Corporate Agent Required; Eligibility....................................................64
         SECTION 7.9.   Resignation and Removal; Appointment of Successor........................................64
         SECTION 7.10.  Acceptance of Appointment by Successor...................................................65
         SECTION 7.11.  Merger, Conversion, Consolidation or Succession to Business..............................66
         SECTION 7.12.  Preservation of Information..............................................................66
         SECTION 7.13.  No Obligations of Agent..................................................................66
         SECTION 7.14.  Tax Compliance...........................................................................66

ARTICLE VIII SUPPLEMENTAL AGREEMENTS.............................................................................67
         SECTION 8.1.   Supplemental Agreements Without Consent of Holders.......................................67
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         SECTION 8.2.   Supplemental Agreements with Consent of Holders..........................................68
         SECTION 8.3.   Execution of Supplemental Agreements.....................................................69
         SECTION 8.4.   Effect of Supplemental Agreements........................................................69
         SECTION 8.5.   Reference to Supplemental Agreements.....................................................69

ARTICLE IX CONSOLIDATION, MERGER, SALE OR CONVEYANCE.............................................................69
         SECTION 9.1.   Covenant Not to Merge, Consolidate, Sell or Convey Property Except
                            Under Certain Conditions ............................................................69
         SECTION 9.2.   Rights and Duties of Successor Corporation...............................................70
         SECTION 9.3.   Opinion of Counsel Given to Agent........................................................70

ARTICLE X COVENANTS..............................................................................................70
         SECTION 10.1.   Performance Under Purchase Contracts....................................................70
         SECTION 10.2.   Maintenance of Office or Agency.........................................................71
         SECTION 10.3.   Company to Reserve Ordinary Shares......................................................71
         SECTION 10.4.   Covenants as to Ordinary Shares.........................................................71
         SECTION 10.5.   Statements of Officer of the Company as to Default......................................72
         SECTION 10.6.   Listing.................................................................................72
         SECTION 10.7.   Registration Statement..................................................................72
         SECTION 10.8.   Securities Contract.....................................................................72
         SECTION 10.9.   Additional Amounts......................................................................72
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EXHIBITS

EXHIBIT A         Form of Normal Units Certificate
EXHIBIT B         Form of Stripped Units Certificate
EXHIBIT C         Instruction from Purchase Contract Agent to Collateral Agent
EXHIBIT D         Instruction to Purchase Contract Agent
EXHIBIT E         Notice to Settle by Separate Cash
EXHIBIT F         Formula for Fixing Settlement Rate














                                      iii
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                  PURCHASE CONTRACT AGREEMENT, dated as of March 23, 2004,
between XL Capital Ltd, a Cayman Island exempted limited company (the "Company"), and U.S. Bank National Association, a national banking association, acting as purchase contract agent and attorney-in-fact for the Holders of Units from time to time (the "Agent").

                                    RECITALS

                  The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Units.

                  All things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute this Agreement a valid agreement of the Company, in accordance with its terms, have been done.

                                   WITNESSETH:

                  For and in consideration of the premises and the purchase of the Units by the Holders thereof, it is mutually agreed as follows:

                                   ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.1. DEFINITIONS.

                  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

                  (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

                  (d) the following terms have the meanings given to them in this Section 1.1(d):

                  "Accounting Redemption Event" means the receipt at any time prior to the earlier of the date of any successful remarketing of the Notes pursuant to the provisions of Section 5.4 and the Stock Purchase Date by the audit committee of the Board of Directors of a written report in accordance with Statement on Auditing Standards ("SAS") No. 97, "Amendment to SAS No. 50 - Reports on the Application of Accounting Principles," from the Company's independent

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auditors, provided at the request of the management of the Company, to the effect that, as a result of a change in accounting rules or interpretations thereof applicable to the Company after March 23, 2004, the Company must either
(a) account for the Purchase Contracts as derivatives under SFAS 133 (or any successor accounting standard) or (b) account for the Units using the if-converted method under SFAS 128 (or any successor accounting standard), and that such accounting treatment will cease to apply upon redemption of the Notes.

                  "Accounting Settlement Rate Event" means the receipt at any time prior to the earlier of the date of any successful remarketing of the Notes pursuant to the provisions of Section 5.4 and the Stock Purchase Date by the audit committee of the Board of Directors of a written report in accordance with Statement on Auditing Standards ("SAS") No. 97, "Amendment to SAS No. 50 - Reports on the Application of Accounting Principles," from the Company's independent auditors, provided at the request of the management of the Company, to the effect that, as a result of a change in accounting rules or interpretations thereof applicable to the Company after March 23, 2004, the Company must either (a) account for the Purchase Contracts as derivatives under SFAS 133 (or any successor accounting standard) or (b) account for the Units using the if-converted method under SFAS 128 (or any successor accounting standard), and that such accounting treatment will cease to apply upon the fixing of the Settlement Rate on the Purchase Contracts.

                  "Act" when used with respect to any Holder, has the meaning specified in Section 1.4(a).

                  "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

                  "Agent" means the Person named as the "Agent" in the first paragraph of this Agreement until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Agent" shall mean such Person.

                  "Agreement" means this agreement as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Applicable Market Value" has the meaning specified in Section 5.1(c).

                  "Bankruptcy Code" means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

                  "Bankruptcy Law" means (i) the Bankruptcy Code or (ii) any and all relevant provisions of the Companies Law (2003 Revision), or any successor thereto, relating to the winding up of the Company at any time when it is unable to pay its debts as they fall due in the ordinary course of business (including without limitation in the circumstances set out in Section 95 of the Companies
Law).

                  "Beneficial Owner" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly

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as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                  "Board of Directors" means either the Board of Directors of the Company or the executive committee of such Board of Directors or any other committee of such Board of Directors duly authorized to act generally or in any particular respect for the Board of Directors hereunder.

                  "Board Resolution" means (i) a copy of a resolution certified by the Secretary or the Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, (ii) a copy of a unanimous written consent of the Board of Directors or (iii) a certificate signed by the authorized officer or officers to whom the Board of Directors has delegated its authority and, in each case, delivered to the Agent.

                  "Book-Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 3.6.

                  "Business Day" means any day other than a Saturday, Sunday or other day in the City of New York, in the City of Boston, Massachussetts, in Bermuda or in any Place of Payment on which banking institutions are authorized by law or regulations to close.

                  "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting) corporate stock or similar interests in other types of entities.

                  "Cash Merger" has the meaning set forth in Section 5.10(a).

                  "Cash Merger Date" means the date on which a Cash Merger is consummated.

                  "Cash Settlement" has the meaning set forth in Section 5.4(a).

                  "Certificate" means a Normal Units Certificate or a Stripped Units Certificate.

                  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Units and in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book-entry transfers and pledges of the Units.

                  "Clearing Agency Participant" means a broker, dealer, bank, trust company, clearing corporation, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Closing Price" has the meaning set forth in Section 5.1(c).

                  "Collateral" has the meaning set forth in Section 2.1(a) of the Pledge Agreement.

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                  "Collateral Agent" means U.S. Bank Trust National Association, a national banking association, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

                  "Collateral Substitution" has the meaning set forth in Section 3.13(a).

                  "Company" means the Person named as the "Company" in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor.

                  "Constituent Person" has the meaning set forth in Section 5.6(b).

                  "Contract Adjustment Payments" means, in the case of Normal Units and Stripped Units, the amount payable by the Company in respect of each Purchase Contract constituting a part of such Unit, which amount shall be equal to 3.97% per year of the Stated Amount, in each case computed (i) for any full quarterly period, on the basis of a 360-day year of twelve 30-day months and
(ii) for any period shorter than a full quarterly period, on the basis of a 30-day month, and for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month, plus any Deferred Contract Adjustment Payments accrued pursuant to Section 5.3.

                  "Corporate Trust Office" means the corporate trust office of the Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, Attention:
[____________].

                  "Coupon Rate" means the percentage rate per annum at which each Note will bear interest initially.

                  "Current Market Price" has the meaning set forth in Section 5.6(a)(8).

                  "Custodial Agent" means U.S. Bank Trust National Association, a national banking association, as Custodial Agent under the Pledge Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Custodial Agent" shall mean the Person who is then the Custodial Agent thereunder.

                  "Default" means a default by the Company in any of its obligations under this Agreement.

                  "Deferred Contract Adjustment Payments" has the meaning set forth in Section 5.3(a).

                  "Depositary" means, initially, DTC, until another Clearing Agency becomes its successor, and thereafter "Depositary" shall mean such successor.

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                  "DTC" means The Depository Trust Company, the initial Clearing
Agency.

                  "Early Settlement" has the meaning set forth in Section
5.9(a).

                  "Early Settlement Amount" has the meaning set forth in Section 5.9(a).

                  "Early Settlement Date" has the meaning set forth in Section 5.9(a).

                  "Early Settlement Rate" has the meaning set forth in Section 5.9(b).

                  "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

                  "Expiration Date" has the meaning set forth in Section 1.4(f).

                  "Expiration Time" has the meaning set forth in Section 5.6(a)(6).

                  "Failed Remarketing" has the meaning set forth in Section 5.4(b)(ii).

                  "Fair Market Value," with respect to securities distributed in a Spin-Off, means (a) in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of such securities, the initial public offering price of those securities and (b) in the case of any other Spin-Off, the average of the Sale Price of those securities over the first ten Trading Days after the effective date of such Spin-Off.

                  "First Supplemental Indenture" means the First Supplemental Indenture, dated as of March 23, 2004, to the Indenture between the Company and the Trustee.

                  "Global Certificate" means a Certificate that evidences all or part of the Units and is registered in the name of a Depositary or a nominee thereof.

                  "Holder" means the Person in whose name the Unit evidenced by a Normal Units Certificate and/or a Stripped Units Certificate is registered in the related Normal Units Register and/or the Stripped Units Register, as the case may be.

                  "Indenture" means the Indenture, dated as of January 23, 2003, between the Company and the Trustee pursuant to which the Notes are to be issued, as originally executed and delivered and as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof and shall include the terms of a particular series established as contemplated thereof.

                  "Initial Public Offering," with respect to a Spin-Off, means the first time securities of the same class or type as the securities being distributed in such Spin-Off are bona fide offered to the public for cash.

                  "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by the Chief Executive Officer, the Chief Financial Officer, the President,

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                                                                              6

any Vice-President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (or other officer performing similar functions) of the Company and delivered to the Agent.

                  "Last Failed Remarketing" has the meaning set forth in Section 5.4(b)(ii).

                  "Merger Early Settlement" has the meaning set forth in Section 5.10(a).

                  "Merger Early Settlement Amount" has the meaning set forth in
Section 5.10(b).

                  "Merger Early Settlement Date" has the meaning set forth in
Section 5.10(a)(i).

                  "Non-electing Share" has the meaning set forth in Section 5.6(b).

                  "Normal Unit" means the collective rights and obligations of a Holder of a Normal Units Certificate in respect of a 1/40 undivided beneficial interest in a Note in the original principal amount of $1,000 or the Treasury Consideration, as the case may be, subject in each case to the Pledge thereof, and the related Purchase Contract.

                  "Normal Units Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Normal Units set forth on such certificate, substantially in the form of Exhibit A hereto.

                  "Normal Units Register" and "Normal Units Registrar" have the respective meanings set forth in Section 3.5(a).

                  "Notes" means the 2.53% Senior Notes due 2009 of the Company issued under the Indenture.

                  "NYSE" has the meaning set forth in Section 5.1(c).

                  "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the President or any Vice-President, and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (or other officer performing similar functions) of the Company and delivered to the Agent.

                  "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or an Affiliate of the Company and who shall be reasonably acceptable to the Agent.

                  "Ordinary Shares" means the Class A Ordinary Shares, par value $0.01 per share, of the Company.

                  "Outstanding Units" means, as of the date of determination, all Normal Units or Stripped Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:


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                          (i)  If a Termination Event has occurred, (A) Stripped
                  Units and (B) Normal Units for which the related Notes or the Treasury Consideration, as the case may be, has been theretofore deposited with the Agent in trust for the Holders of such Normal Units;

                          (ii) Normal Units and Stripped Units evidenced by
                  Certificates theretofore cancelled by the Agent or delivered to the Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

                         (iii) Normal Units and Stripped Units evidenced by
                  Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Normal Units or Stripped Units evidenced by such Certificate are valid obligations of the Company;

provided that, in determining whether the Holders of the requisite number of the Normal Units or Stripped Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Normal Units or Stripped Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Normal Units or Stripped Units which a Responsible Officer of the Agent knows to be so owned shall be so disregarded. Normal Units or Stripped Units so owned which have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Agent the pledgee's right so to act with respect to such Normal Units or Stripped Units and that the pledgee is not the Company or any Affiliate of the Company.

                  "Payment Date" means each February 15, May 15, August 15 and November 15, commencing May 15, 2004 and ending on May 15, 2007.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pledge" means the pledge under the Pledge Agreement of the Notes, the Treasury Securities or the Treasury Consideration, in each case constituting a part of the Units, property, cash, securities, financial assets and security entitlements of the Collateral Account (as defined in the Pledge Agreement) and any proceeds of any of the foregoing.

                  "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, by and among the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Units.

                  "Pledged Notes" has the meaning set forth in Section 2.1(c) of the Pledge Agreement.


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                  "Pledged Treasury Consideration" has the meaning set forth in
Section 2.1(c) of the Pledge Agreement.

                  "Pledged Treasury Securities" has the meaning set forth in
Section 2.1(c) of the Pledge Agreement.

                  "Predecessor Certificate" means a Predecessor Normal Units Certificate or a Predecessor Stripped Units Certificate.

                  "Predecessor Normal Units Certificate" of any particular Normal Units Certificate means every previous Normal Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Normal Units evidenced thereby; and, for the purposes of this definition, any Normal Units Certificate authenticated and delivered under
Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Normal Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Normal Units Certificate.

                  "Predecessor Stripped Units Certificate" of any particular Stripped Units Certificate means every previous Stripped Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Stripped Units evidenced thereby; and, for the purposes of this definition, any Stripped Units Certificate authenticated and delivered under
Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Stripped Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Stripped Units Certificate.

                  "Purchase Contract," when used with respect to any Unit, means the contract forming a part of such Unit and obligating the Company to issue and sell and the Holder of such Unit to purchase Ordinary Shares on the terms and subject to the conditions set forth in Article V.

                  "Purchase Contract Settlement Fund" has the meaning set forth in Section 5.5.

                  "Purchase Price" has the meaning set forth in Section 5.1(a).

                  "Purchased Shares" has the meaning set forth in Section 5.6(a)(6).

                  "Quotation Agent" means Goldman, Sachs & Co. or any of its successors or any other primary U.S. government securities dealer in New York City selected by the Company.

                  "Record Date" for the payment of a distribution payable on any Payment Date means, the 15th calendar day preceding such Payment Date.

                  "Redemption Price" means, for each Note, whether or not included in a Normal Unit, (a) the greater of the principal amount of such Note and (b) the product of (i) the principal amount of such Note and (ii) a fraction whose numerator is the applicable Treasury Portfolio Purchase Price and whose denominator is the applicable Special Event Redemption Principal Amount.

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                  "Register" means the Normal Units Register and the Stripped
Units Register, as applicable.

                  "Registrar" means the Normal Units Registrar and the Stripped Units Registrar, as applicable.

                  "Relevant Date" means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to Holders, notice to that effect shall have been duly given to the Holders.

                  "Remarketing Agent" has the meaning set forth in Section 5.4(b)(i).

                  "Remarketing Agreement" means the Remarketing Agreement to be entered into by and among the Company, the Remarketing Agent and the Agent.

                  "Remarketing Date" means the ninth Business Day before the Stock Purchase Date, which shall be May 2, 2007.

                  "Remarketing Fee" has the meaning set forth in Section 5.4(b)(i).

                  "Remarketing Period" means the seven Business Day period beginning on the Remarketing Date and ending on the third Business Day preceding the Stock Purchase Date.

                  "Remarketing Rate" means the percentage rate per year at which each Note will bear interest on and following the Reset Date.

                  "Reorganization Event" has the meaning set forth in Section 5.6(b).

                  "Reset Date" means the date following the Remarketing Date or a Subsequent Remarketing Period, as applicable, on which the trades in a successful remarketing of the Notes, pursuant to the provisions of Section 5.4, settle. Notwithstanding whether a successful remarketing occurs on the Remarketing Date or on a Subsequent Remarketing Date, the settlement date for such remarketing shall be on the Stock Purchase Date; provided that the Company with the consent of the Remarketing Agent and the Agent shall have the option to provide for a settlement date of a successful remarketing that is earlier than the Stock Purchase Date so long as the Company shall pay on the Stock Purchase Date to the Holders of the Normal Units and the Separate Notes participating in the remarketing an interest payment on the Notes for the period from and including the Payment Date immediately preceding the Stock Purchase Date to but excluding the Stock Purchase Date at the Coupon Rate.

                  "Responsible Officer" means, when used with respect to the Agent, any officer within the corporate trust department of the Agent (or any successor of the Agent), including any Vice-President, any assistant Vice-President, any assistant secretary, the treasurer, any assistant treasurer, any trust officer, any senior trust officer or any other officer of the Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who, in each of the above cases, shall have direct responsibility for the administration of this Agreement.

                  "Sale Price" of any securities distributed in a Spin-Off on any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices, or, if more than one in either case, the average of the average bid and average ask prices) on such Trading Day as reported in composite transactions for the principal U.S. securities exchange on which such securities are traded, or, if such securities are not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq Stock Market, or, if such securities are not so reported, the last quoted bid price for such securities in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such securities on such date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

                  "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

                  "Securities Intermediary" means U.S. Bank Trust National Association, a national banking association, in its capacity as Securities Intermediary under the Pledge Agreement, together with its successors in such capacity.

                  "Senior Indebtedness" means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is in parity or subordinate in right of payment to the Contract Adjustment Payments.

                  "Separate Notes" has the meaning set forth in the Pledge Agreement.

                  "Settlement Date" means any Early Settlement Date or Merger Early Settlement Date or the Stock Purchase Date.

                  "Settlement Rate" has the meaning set forth in Section 5.1(a).

                  "Special Event" means either an Accounting Redemption Event or a Tax Event.

                  "Special Event Redemption" means, if a Special Event shall occur and be continuing, the redemption of the Notes, at the option of the Company, in whole but not in part, on not less than 30 days' nor more than 60 days' prior written notice.

                  "Special Event Redemption Date" means the date upon which a Special Event Redemption is to occur.

                  "Special Event Redemption Principal Amount" means (i) in the case of a Special Event Redemption Date occurring prior to a successful remarketing of the Notes pursuant to the provisions of Section 5.4, the aggregate principal amount of Notes included in Normal Units outstanding on such date, and (ii) in the case of a Special Event Redemption Date occurring after either a successful remarketing of the Notes pursuant to the provisions of
Section 5.4 or the Stock Purchase Date, the aggregate principal amount of the Notes outstanding on such date.

                  "Spin-Off" means a dividend or other distribution on the Ordinary Shares or shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company.

                  "Stated Amount" means, with respect to any one Normal Unit or Stripped Unit, $25, and, with respect to any one Note,

$1,000.

                  "Stock Purchase Date" means May 15, 2007.

                  "Stripped Unit" means the collective rights and obligations of a Holder of a Stripped Units Certificate in respect of a 1/40 undivided beneficial interest in a Treasury Security, subject to the Pledge thereof, and the related Purchase Contract.

                  "Stripped Units Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Stripped Units specified on such certificate, substantially in the form of Exhibit B hereto.

                  "Stripped Units Register" and "Stripped Units Registrar" have the respective meanings set forth in Section 3.5(a).

                  "Subsequent Remarketing" has the meaning set forth in Section 5.4(b)(ii).

                  "Subsequent Remarketing Date" means any date during the Remarketing Period on which the Remarketing Agent attempts a Subsequent Remarketing.

                  "Tax Event" has the meaning set forth in Exhibit A of the First Supplemental Indenture.

                  "Termination Date" means the date, if any, on which a Termination Event occurs.

                  "Termination Event" means the occurrence of any of the following events:

                  (i) at any time on or prior to the Stock Purchase Date, a judgment, decree or court order shall have been entered granting relief under any Bankruptcy Law or any other similar foreign, federal or state law, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Stock Purchase Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

                  (ii) except under Cayman Islands law, at any time on or prior to the Stock Purchase Date, a judgment, decree or court order for the appointment of a custodian, receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property substantially in its entirety, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Stock Purchase Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or

                  (iii) at any time on or prior to the Stock Purchase Date, the Company shall file a petition for relief under any Bankruptcy Law or any other similar foreign, federal or state law, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under any Bankruptcy Law or any other similar foreign, federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property substantially in its entirety, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (iv) at any time on or prior to the Stock Purchase Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property under any Bankruptcy Law of the Cayman Islands, or for the termination or liquidation of the affairs of the Company on its bankruptcy or insolvency, shall have been entered and if such judgment, decree or order shall have been entered more than 60 days prior to the Stock Purchase Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days.

                   "Threshold Appreciation Price" has the meaning set forth in
Section 5.1(a)(i).

                  "TIA" means the Trust Indenture Act of 1939, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

                  "Trading Day" has the meaning set forth in Section 5.1(c).

                  "Treasury Consideration" means, with respect to a Normal Unit,
(A) a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury security included in the Treasury Portfolio which matures on or prior to the Stock Purchase Date and (B) for each scheduled interest Payment Date on the Notes that occurs after the Special Event Redemption Date and on or before the Stock Purchase Date, a ___% undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury security included in the Treasury Portfolio that matures on or prior to that interest Payment Date.

                  "Treasury Portfolio" means (i) if a Special Event Redemption occurs prior to a successful remarketing of the Notes pursuant to the provisions of Section 5.4, a portfolio of (A) zero-coupon U.S. Treasury securities consisting of principal or interest strips of U.S. Treasury securities that mature on or prior to the Stock Purchase Date in an aggregate amount equal to the applicable Special Event Redemption Principal Amount and (B) with respect to each scheduled interest Payment Date on the Notes that occurs after the Special Event Redemption Date and on or before the Stock Purchase Date, interest or principal strips of U.S. Treasury securities that mature on or prior to such interest Payment Date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Special Event Redemption Principal Amount on such date if the interest rate of the Notes were not reset on the Reset Date, and (ii) solely for purposes of determining the Treasury Portfolio Purchase Price in the case of a Special

Event Redemption Date occurring after the successful remarketing of the Notes pursuant to the provisions of Section 5.4 or the Stock Purchase Date, a portfolio of (A) zero-coupon U.S. Treasury securities consisting of principal or interest strips of U.S. Treasury securities that mature on or prior to May 15, 2009 in an aggregate amount equal to the applicable Special Event Redemption Principal Amount and (B) with respect to each scheduled interest Payment Date on the Notes that occurs after the Special Event Redemption Date and on or before May 15, 2009, interest or principal strips of U.S. Treasury securities that mature on or prior to such interest Payment Date in an aggregate amount equal to the aggregate interest payment that would be due on the applicable Special Event Redemption Principal Amount of the Notes outstanding on the Special Event Redemption Date.

                  "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the Quotation Agent on the third Business Day immediately preceding the Special Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Special Event Redemption Date.

                  "Treasury Security" means a zero-coupon U.S. Treasury security (CUSIP Number 912820BX4) maturing on May 15, 2007 that will pay $1,000 on such maturity date.

                  "Trustee" means U.S. Bank National Association, a national banking association, as trustee under the Indenture and the First Supplemental Indenture, or any successor thereto.

                  "Underwriting Agreement" means the Underwriting Agreement relating to the Units dated March 17, 2004 between the Company and the underwriters named therein.

                  "Unit" means a Normal Unit or a Stripped Unit.

                  "Vice-President" means any vice-president, whether or not designated by a number or a word or words added before or after the title "vice-president."

         SECTION 1.2. COMPLIANCE CERTIFICATES AND OPINIONS.

                  Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent to take any action under any provision of this Agreement, the Company shall furnish to the Agent an Officers' Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Agent, an Opinion of Counsel stating that, in the opinion of such counsel, such action is authorized or permitted by this Agreement and that all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                  (a) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of such individual based on his or her knowledge, such condition or covenant has been complied with.

         SECTION 1.3. FORM OF DOCUMENTS DELIVERED TO AGENT. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  (b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

         SECTION 1.4. ACTS OF HOLDERS; RECORD DATES. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Agent and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Agent deems sufficient.

                  (c) The ownership of Units shall be proved by the Normal Units Register or the Stripped Units Register, as the case may be.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Units. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Normal Units and the Outstanding Stripped Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Normal Units or the Stripped Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Units on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Agent in writing and to each Holder of Units in the manner set forth in Section 1.6.

                  (f) With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder of Units in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

         SECTION 1.5. NOTICES. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

                  (a) the Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered, mailed, first-class postage prepaid, telecopied or delivered by overnight air courier guaranteeing next day delivery, addressed to and received by the Agent at 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, [Attention: __________________], [telecopy: (___) ___-____], or at any other address furnished in writing by the Agent to the Holders and the Company; or

                  (b) the Company by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered, mailed, first-class postage prepaid, telecopied or delivered by overnight air courier guaranteeing at least second day delivery, addressed to and received by the Company at XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM11, Bermuda Attention: ____________________________________,
telecopy: (___) ___-____, or at any other address furnished in writing to the Agent by the Company; or

                  (c) the Collateral Agent by the Agent, the Company or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered, mailed, first-class postage prepaid, telecopied or delivered by overnight air courier guaranteeing next day delivery, addressed to and received by the Collateral Agent at 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, [Attention: __________________], [telecopy: (___) ___-____], or at any other address furnished in writing by the Collateral Agent to the Agent, the Company and the Holders; or

                  (d) the Trustee by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered, mailed, first-class postage prepaid, telecopied or delivered by overnight air courier guaranteeing next day delivery, addressed to and received by the Trustee at 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, [Attention:
__________________], [telecopy: (___) ___-____], or at any other address furnished in writing by the Trustee to the Company.

         SECTION 1.6. NOTICE TO HOLDERS; WAIVER. (a) Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the applicable Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  (b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose hereunder.

         SECTION 1.7. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.8. SUCCESSORS AND ASSIGNS.

                  All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 1.9. SEPARABILITY CLAUSE.

                  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         SECTION 1.10. BENEFITS OF AGREEMENT.

                  Nothing in this Agreement or in the Units, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Units evidenced by their Certificates by their acceptance of delivery of such Certificates.

         SECTION 1.11. GOVERNING LAW.

                  This Agreement and the Units shall be governed by, deemed to be a contract under, and construed in accordance with, the laws of the State of New York. The Company, the Agent and the Holders from time to time of the Units, acting through the Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Agent and the Holders from time to time of the Units, acting through the Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Agreement which may be instituted in any federal or state court in the Borough of Manhattan, The City of New

York, New York, and agrees that service of process upon such agent, and written notice of said service to the Company by the Person serving the same, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and further designates its domicile, the domicile of CT Corporation System specified above and any domicile CT Corporation System may have in the future as its domicile to receive any notice hereunder (including service of process). If for any reason CT Corporation System (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Company will promptly appoint a successor agent for this purpose reasonably acceptable to the Agent. The Company agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

         SECTION 1.12. JUDGMENT CURRENCY. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Agent could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (b) its obligations under this Agreement to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Agreement. For purpose of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

         SECTION 1.13. LEGAL HOLIDAYS. (a) In any case where any Payment Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or the Normal Units Certificates) payments on the Units shall not be made on such date, but such payments shall be made on the next succeeding day which is a Business Day with the same force and effect as if made on such Payment Date, provided that no interest shall accrue or be payable by the Company in respect of such payment for the period from and after any such Payment Date, except that if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such Payment Date.

                  (b) If any date on which Contract Adjustment Payments are to be made on the Purchase Contracts is not a Business Day, then payment of the Contract Adjustment Payments payable on that date will be made on the next succeeding day which is a Business Day, and no interest or additional payment will be paid in respect of the delay. However, if that Business Day is in the next succeeding calendar year, the payment will be made on the immediately preceding Business Day with the same force and effect as if made on that Payment Date.

                  (c) In any case where the Stock Purchase Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or the Certificates) the Purchase Contracts shall not be performed on such date, but the Purchase Contracts shall be performed on the next succeeding day which is a Business Day with the same force and effect as if performed on the Stock Purchase Date.

         SECTION 1.14. COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         SECTION 1.15. INSPECTION OF AGREEMENT.

                  A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder.

         SECTION 1.16. APPOINTMENT OF FINANCIAL INSTITUTION AS AGENT FOR THE COMPANY.

                  The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Agent and the Holders, under this Agreement and the Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.5 hereof. Any such appointment shall not relieve the Company in any way from its obligation hereunder.

         SECTION 1.17. NO WAIVER.

                  No failure on the part of the Company, the Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any further exercise thereof or the exercise of any right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                                   ARTICLE II

                                CERTIFICATE FORMS

SECTION 2.1. FORMS OF CERTIFICATES GENERALLY. (a) The Normal Units Certificates (including the form of Purchase Contract forming part of the Normal Units evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange or quotation system on which the Normal Units are listed or quoted for trading or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Normal Units Certificates, as evidenced by their execution of the Normal Units Certificates.

                  (b) The definitive Normal Units Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Normal Units Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

                  (c) The Stripped Units Certificates (including the form of Purchase Contracts forming part of the Stripped Units evidenced thereby) shall be in substantially the form set forth in Exhibit B hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange or the quotation system on which the Stripped Units may be listed or quoted for trading or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Stripped Units Certificates, as evidenced by their execution of the Stripped Units Certificates.

                  (d) The definitive Stripped Units Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Stripped Units Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

                  (e) Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

         "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS DEFINED ON THE REVERSE HEREOF) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

         [Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE PURCHASE CONTRACT AGREEMENT, THIS GLOBAL CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

         SECTION 2.2. FORM OF AGENT'S CERTIFICATE OF AUTHENTICATION. (a) The form of the Agent's certificate of authentication of the Normal Units shall be in substantially the form set forth on the form of the Normal Units Certificates.

                  (b) The form of the Agent's certificate of authentication of the Stripped Units shall be in substantially the form set forth on the form of the Stripped Units Certificates.

                                  ARTICLE III

                                    THE UNITS

         SECTION 3.1. NUMBER OF UNITS; DENOMINATIONS. (a) The aggregate number of Normal Units and Stripped Units, if any, evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 30,000,000 (33,000,000 if the underwriters' option to purchase additional Normal Units pursuant to the Underwriting Agreement is exercised in full), except for Certificates authenticated, executed on behalf of the Holder and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.4, 3.5, 3.10, 3.13, 3.14, 5.9(e), 5.10(e) or 8.5.

                  (b) The Certificates shall be issuable only in registered form and only in denominations of a single Unit and any integral multiple thereof.

         SECTION 3.2. RIGHTS AND OBLIGATIONS EVIDENCED BY THE CERTIFICATES. (a) Each Normal Units Certificate shall evidence the number of Normal Units specified therein, with each such Normal Unit representing the ownership by the Holder thereof of a 1/40 undivided beneficial interest in a Note in the original principal amount of $1,000 or the Treasury Consideration, as the case may be, subject to the Pledge of such interest in such Note or the Treasury Consideration, as the case may be, by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Agent, as attorney-in-fact for, and on behalf of, the Holder of each Normal Unit, shall pledge, pursuant to the Pledge Agreement, the interest in such Note or the Treasury Consideration forming a part of such Normal Unit, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title, and interest of such Holder in such interest in such Note or Treasury Consideration for the benefit of the Company, to secure the obligation of such Holder under the related Purchase Contract to purchase Ordinary Shares of the Company.

                  (b) Each Stripped Units Certificate shall evidence the number of Stripped Units specified therein, with each such Stripped Unit representing the ownership by the Holder thereof of a 1/40 undivided beneficial interest in a Treasury Security, subject to the Pledge of such interest in such Treasury Security by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Agent, as attorney-in-fact for, and on behalf of, the Holder of each Stripped Unit, shall pledge, pursuant to the Pledge Agreement, the interest in the Treasury Security forming a part of such Stripped Unit, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title, and interest of such Holder in such interest in the Treasury Security for the benefit of the Company, to secure the obligation of such Holder under the related Purchase Contract to purchase Ordinary Shares of the Company.

                  (c) Prior to the purchase of Ordinary Shares under each Purchase Contract, such Purchase Contract shall not entitle the Holder of the related Units Certificates to any of the rights of a holder of Ordinary Shares, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company.

         SECTION 3.3. EXECUTION, AUTHENTICATION, DELIVERY AND DATING. (a) Subject to the provisions of Sections 3.13 and 3.14, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication and delivery of such Certificates, and the Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

                  (b) The Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, a Vice-Chairman, its President or one of its Vice-Presidents, under its corporate seal reproduced thereon, and attested by its Secretary or one of its Assistant Secretaries and delivered to the Agent. The signature of any of these officers on the Certificates may be manual or facsimile.

                  (c) Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

                  (d) No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized officer of the Agent, as such Holder's attorney-in-fact. Such signature by an authorized officer of the Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contract or Purchase Contracts evidenced by such Certificate.

                  (e) Each Certificate shall be dated the date of its authentication.

                  (f) No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

         SECTION 3.4. TEMPORARY CERTIFICATES. (a) Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Normal Units or Stripped Units, as the case may be, are listed or quoted for trading or any depositary transfer, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

                  (b) If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office or such other office or agency designated pursuant to Section 10.2 at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Normal Units or Stripped Units, as the case may be, as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Normal Units or Stripped Units, as the case may be, evidenced thereby as definitive Certificates.

         SECTION 3.5. REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE.

         (a) The Agent shall keep at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency designated pursuant to Section 10.2 being herein referred to as "Normal Units Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Normal Units Certificates and of transfers of Normal Units Certificates (the Agent, in such capacity, the "Normal Units Registrar") and a register (the register maintained in such office or in any other office or agency designated pursuant to Section 10.2 being herein referred to as the "Stripped Units Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of the Stripped Units Certificates and transfers of Stripped Units Certificates (the Agent, in such capacity, the "Stripped Units Registrar").

         (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such office or agency designated pursuant to
Section 10.2, the Company shall
execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver one or more new Certificates of like tenor and denominations, registered in the name of the designated transferee or transferees, and evidencing a like number of Normal Units or Stripped Units, as the case may be.

         (c) At the option of the Holder, Certificates may be exchanged for other Certificates, of like tenor and denominations and evidencing a like number of Normal Units or Stripped Units, as the case may be, upon surrender of the Certificates to be exchanged at such office or agency. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

         (d) All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Normal Units or Stripped Units, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Normal Units or Stripped Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

         (e) Every Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent duly executed by the Holder thereof or its attorney duly authorized in writing.

         (f) No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.6, 3.9 and 8.5 not involving any transfer.

         (g) Notwithstanding the foregoing, the Company shall not be obligated to issue or execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver, any Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earlier of the Stock Purchase Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall,

                     (i) if the Stock Purchase Date has occurred, deliver the Ordinary Shares issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Certificate,

                     (ii) in the case of Normal Units, if a Termination Event shall have occurred prior to the Stock Purchase Date, transfer the Notes or the Treasury Consideration, as applicable, relating to such Normal Units, or

                     (iii) in the case of Stripped Units, if a Termination Event shall have occurred prior to the Stock Purchase Date, transfer the Treasury Securities relating to such Stripped Units, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article V.

         SECTION 3.6. BOOK-ENTRY INTERESTS.

                  The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary or a nominee or custodian thereof by, or on behalf of, the Company. Such Global Certificate shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in
Section 3.9. The Agent shall enter into a customary agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to
Section 3.9:

                  (a) the provisions of this Section 3.6 shall be in full force and effect;

                  (b) the Company and the Agent shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of Contract Adjustment Payments, if any, and receiving approvals, votes or consents hereunder) as the Holder of the Units and the sole holder of the Global Certificate(s) and shall have no obligation to the Beneficial Owners;

                  (c) to the extent that the provisions of this Section 3.6 conflict with any other provisions of this Agreement or any Certificate, the provisions of this Section 3.6 shall control; and

                  (d) the rights of the Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants.

                  The Clearing Agency will make book-entry transfers among Clearing Agency Participants and receive and transmit payments of Contract Adjustment Payments to such Clearing Agency Participants.

         SECTION 3.7. NOTICES TO HOLDERS.

                  Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company's agent shall give such notices and communications to the Holders and, with respect to any Units registered in the name of a Clearing Agency or the nominee of a Clearing Agency, the Company or the Company's agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

         SECTION 3.8. APPOINTMENT OF SUCCESSOR CLEARING AGENCY.

                  If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Units or ceases to be eligible as a "clearing agency" under the Exchange Act, the Company may, in its sole discretion, appoint a successor Clearing Agency with respect to the Units.

         SECTION 3.9. DEFINITIVE CERTIFICATES.

              If

                     (i) a Clearing Agency notifies the Company that it is
              unwilling or unable to continue its services as securities depositary with respect to the Units and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 3.8,

                     (ii) the Company elects to terminate the book-entry system arrangements through the Clearing Agency with respect to the Units, or

                     (iii) there shall have occurred and be continuing a default by the Company in respect of its obligations under this Agreement or the Indenture governing the Notes,

then, upon surrender of the Global Certificates representing the Book-Entry Interests with respect to the Units by the Clearing Agency, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Clearing Agency. The Company shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be protected in relying on, such instructions.

         SECTION 3.10. MUTILATED, DESTROYED, LOST AND STOLEN CERTIFICATES. (a) If any mutilated Certificate is surrendered to the Agent, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate at the cost of the Holder, evidencing the same number of Normal Units or Stripped Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

                  (b) If there shall be delivered to the Company and the Agent
(i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity at the cost of the Holder as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or to a Responsible Officer of the Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Normal Units or Stripped Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

                  (c) Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the fifth Business Day immediately preceding the earlier of the Stock Purchase Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall

                     (i) if the Stock Purchase Date has occurred, deliver the
              Ordinary Shares issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Certificate,

                     (ii) in the case of Normal Units, if a Termination Event
              shall have occurred prior to the Stock Purchase Date, transfer the Notes or the Treasury Consideration, as applicable, relating to such Normal Units, or

                    (iii) in the case of Stripped Units, if a Termination Event shall have occurred prior to the Stock Purchase Date, transfer the Treasury Securities relating to such Stripped Units,

in each case subject to the applicable conditions and in accordance with the applicable provisions of Article V.

                  (d) Upon the issuance of any new Certificate under this Section, the Company and the Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agent) connected therewith.

                  (e) Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Unit evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Units evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

                  (f) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

                  SECTION 3.11. PERSONS DEEMED OWNERS.

                  (a) Prior to due presentment of a Certificate for registration of transfer, the Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name such Certificate is registered on the Register as the owner of the Units evidenced thereby, for the purpose of receiving quarterly payments on the Notes or Treasury Consideration, receiving payment of Contract Adjustment Payments, if any, and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any such payments shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Agent, nor any agent of the Company or the Agent, shall be affected by notice to the contrary.

                  (b) Notwithstanding the foregoing, with respect to any Global Certificate, nothing herein shall prevent the Company, the Agent or any agent of the Company or the Agent, from treating the Clearing Agency as the sole Holder of such Global Certificate or from giving effect to any written certification, proxy or other authorization furnished by any Clearing Agency (or its nominee), as a Holder of such Global Certificate, with respect to such Global Certificate or impair, as between such Clearing Agency and owners of beneficial interests in such Global Certificate, the operation of customary practices governing the exercise of rights of such Clearing Agency (or its nominee) as a Holder of such Global Certificate.

         SECTION 3.12. CANCELLATION. (a) All Certificates surrendered (i) for delivery of Ordinary Shares on or after any Settlement Date; (ii) upon the transfer of Notes or Treasury Consideration or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to an Early Settlement or Merger Early Settlement, or a Collateral Substitution or an establishment or re-establishment of a Normal Unit; or (iii) upon the registration of a transfer or exchange of a Unit shall, if surrendered to any Person other than the Agent, be delivered to the Agent and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Agent for cancellation any Certificates previously authenticated, executed on behalf of the Holder and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon Issuer Order, be promptly cancelled by the Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Agent shall be disposed of by the Agent in accordance with its then customary procedures.

                  (b) If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is cancelled or delivered to the Agent for cancellation.

         SECTION 3.13. ESTABLISHMENT OF STRIPPED UNITS. (a) A Holder may separate the Pledged Notes or Pledged Treasury Consideration, as applicable, from the related Purchase Contracts in respect of the Normal Units held by such Holder by substituting for such Pledged Notes or Pledged Treasury Consideration, as the case may be, Treasury Securities that will pay at the Stock Purchase Date an amount equal to the aggregate Stated Amount of such Normal Units (a "Collateral Substitution"), at any time from and after the date of this Agreement and on or prior to the thirteenth Business Day immediately preceding the Stock Purchase Date, by (i) depositing with the Collateral Agent Treasury Securities having an aggregate principal amount equal to the aggregate Stated Amount of such Normal Units, and (ii) transferring the related Normal Units to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit D hereto, stating that the Holder has transferred the relevant amount of Treasury Securities to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Pledged Notes or Pledged Treasury Consideration, as the case may be, underlying such Normal Units, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C hereto. Upon receipt of the Treasury Securities described in clause (i) above and the instruction described in clause
(ii) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release to the Agent, on behalf of the Holder, such Pledged Notes or Pledged Treasury Consideration from the Pledge, free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

                  (x) cancel the related Normal Units Certificate;

                  (y) transfer the Pledged Notes or Pledged Treasury Consideration, as the case may be, to the Holder; and

                  (z) authenticate, execute on behalf of such Holder and deliver a Stripped Units Certificate executed by the Company in accordance with Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Normal Units.

                  (b) Holders who elect to separate the Pledged Notes or Pledged Treasury Consideration, as the case may be, from the related Purchase Contract and to substitute Treasury Securities for such Pledged Notes or Pledged Treasury Consideration shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

                  (c) Holders may make Collateral Substitutions (i) if Treasury Securities are being substituted for Pledged Notes, only in integral multiples of 40 Normal Units, or (ii) if the Collateral Substitutions occur after a Special Event Redemption, as the case may be, only in integral multiples of Normal Units such that the Treasury Securities to be deposited and the Treasury Consideration to be released are in integral multiples of $1,000.

                  (d) In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Normal Units or fails to deliver a Normal Units Certificate to the Agent after depositing Treasury Securities with the Collateral Agent, the Pledged Notes or Pledged Treasury Consideration, as the case may be, constituting a part of such Normal Units, and any distributions on such Pledged Notes or Pledged Treasury Consideration shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Normal Units are so transferred or the Normal Units Certificate is so delivered, as the case may be, or, with respect to a Normal Units Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Normal Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

                  (e) Except as described in this Section 3.13, for so long as the Purchase Contract underlying a Normal Unit remains in effect, such Normal Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Normal Unit in respect of the Pledged Note or the Pledged Treasury Consideration, as the case may be, and the Purchase Contract comprising such Normal Unit may be acquired, and may be transferred and exchanged, only as a Normal Unit.

         SECTION 3.14. REESTABLISHMENT OF NORMAL UNITS. (a) A Holder of Stripped Units may reestablish Normal Units at any time from and after the date of this Agreement and on or prior to the thirteenth Business Day immediately preceding the Stock Purchase Date, by (i) depositing with the Collateral Agent Notes in a principal amount or the Treasury Consideration (identified and calculated by reference to the Treasury Consideration then comprising Normal Units), as the case may be, then comprising such number of Normal Units as is equal to the number of such Stripped Units; and

                  (ii) transferring such Stripped Units to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit D hereto, stating that the Holder has transferred the relevant principal amount of Notes or the Treasury Consideration, as the case may be, to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Pledged Treasury Securities underlying such Stripped Unit, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C hereto. Upon receipt of the Notes or the Treasury Consideration, as the case may be, described in clause (i) above and the instruction described in clause (ii) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release to the Agent, on behalf of the Holder, such Pledged Treasury Securities from the Pledge, free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

                  (x) cancel the related Stripped Units certificate;

                  (y) transfer the Pledged Treasury Securities to the Holder;
                  and

                  (z) authenticate, execute on behalf of such Holder and deliver a Normal Units Certificate executed by the Company in accordance with Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Stripped Units.

                  (b) Holders of Stripped Units may reestablish Normal Units (i) if Notes are being substituted for the Pledged Treasury Securities, only in integral multiples of 40 Stripped Units for 40 Normal Units or (ii) if the reestablishment occurs after a Special Event Redemption, as the case may be, only in integral multiples of Stripped Units such that the Treasury Consideration to be deposited and the Treasury Securities to be released are in integral multiples of $1,000.

                  (c) Except as provided in this Section 3.14, for so long as the Purchase Contract underlying a Stripped Unit remains in effect, such Stripped Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Stripped Unit in respect of the Pledged Treasury Securities and Purchase Contract comprising such Stripped Unit may be acquired, and may be transferred and exchanged, only as a Stripped Unit.

                  (d) In the event a Holder who reestablishes Normal Units pursuant to this Section 3.14 fails to effect a book-entry transfer of the Stripped Units or fails to deliver a Stripped Units Certificate to the Agent after depositing Pledged Notes with the Collateral Agent, the Treasury Securities constituting a part of such Stripped Units, and any distributions on such Treasury Securities shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Stripped Units are so transferred or the Stripped Units Certificate is so delivered, as the case may be, or, with respect to a Stripped Units Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Stripped Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

         SECTION 3.15. TRANSFER OF COLLATERAL UPON OCCURRENCE OF TERMINATION EVENT.

                  Upon the occurrence of a Termination Event and the transfer to the Agent of the Notes or the Treasury Consideration or the Treasury Securities, as the case may be, underlying the Normal Units and the Stripped Units pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Notes or the Treasury Consideration or Treasury Securities, as the case may be, from each Holder by written request mailed to such Holder at its address as it appears in the Normal Units Register or the Stripped Units Register, as the case may be. Upon book-entry transfer of the Normal Units or Stripped Units or delivery of a Normal Units Certificate or Stripped Units Certificate to the Agent with such transfer instructions, the Agent shall transfer the Notes, the Treasury Consideration or the Treasury Securities underlying such Normal Units or Stripped Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions. In the event a Holder of Normal Units or Stripped Units fails to effect such transfer or delivery, the Notes, the Treasury Consideration or the Treasury Securities, as the case may be, underlying such Normal Units or Stripped Units, as the case may be, and any distributions thereon, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Normal Units or Stripped Units are transferred or the Normal Units Certificate or Stripped Units Certificate is surrendered or such Holder provides satisfactory evidence that such Normal Units Certificate or Stripped Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company. In the case of the Treasury Portfolio or any Treasury Securities, the Agent may dispose of the subject securities for cash and pay the applicable portion of such cash to the Holders in lieu of such Holders' Treasury Securities, where such Holder would otherwise have been entitled to receive less than $1,000 of any such security.

         SECTION 3.16. NO CONSENT TO ASSUMPTION.

                  Each Holder of a Unit, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption (i.e., affirmance), under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company, any receiver, liquidator or person or entity performing similar functions or its trustee in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or federal or other law providing for reorganization or liquidation.

         SECTION 3.17. CUSIP NUMBERS.

                  The Company in issuing the Units may use "CUSIP" numbers (if then generally in use), and, if so, the Agent shall use "CUSIP" numbers in notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice to Holders and that reliance may be placed only on the other identification numbers printed on the Units, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Agent of any changes in the "CUSIP" numbers.

         SECTION 3.18. CURRENCY OF PAYMENTS. Any cash payments under this Agreement shall be paid in U.S. dollars in immediately available funds.

                                   ARTICLE IV

                                    THE NOTES

         SECTION 4.1. PAYMENT OF INTEREST; RIGHTS TO INTEREST PAYMENTS PRESERVED; NOTICE. (a) A payment on any Note or Treasury Consideration, as the case may be, which is paid on any Payment Date shall, subject to receipt thereof by the Agent from the Collateral Agent (if the Collateral Agent is the registered owner thereof) as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Normal Units Certificate (or one or more Predecessor Normal Units Certificates), of which such Note or the Treasury Consideration is a part, is registered at the close of business on the Record Date for such Payment Date.

                  (b) Each Normal Units Certificate evidencing Notes delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Normal Units Certificate shall carry the rights to interest accrued and unpaid, and rights to accrue interest, which were carried by the Notes or Treasury Consideration, as the case may be, underlying such other Normal Units Certificate.

                  (c) In the case of any Normal Unit, with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, or with respect to which Merger Early Settlement of the underlying Purchase Contract is effected on a Merger Early Settlement Date, or with respect to which Cash Settlement is effected on or prior to the thirteenth Business Day immediately preceding the Stock Purchase Date, or with respect to which a Collateral Substitution is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, payments on the Note or the Treasury Consideration, as the case may be, underlying such Normal Unit otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement, Merger Early Settlement, Cash Settlement or Collateral Substitution, as the case may be, and such payments shall, subject to receipt thereof by the Agent, be payable to the Person in whose name the Normal Units Certificate (or one or more Predecessor Normal Unit Certificates) was registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Normal Unit with respect to which Early Settlement, Merger Early Settlement or Cash Settlement of the underlying Purchase Contract is effected, or with respect to which a Collateral Substitution has been effected, payments on the related Notes or payments on the Treasury Consideration that would otherwise be payable after the applicable Settlement Date or after such Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Normal Unit; provided that, to the extent that such Holder continues to hold the separated Notes that formerly comprised a part of such Holder's Normal Units, such Holder shall be entitled to receive any payments on such separated Notes.

         SECTION 4.2. NOTICE AND VOTING.

                  The Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes but only to the extent instructed in writing by the Holders as described below. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Notes, the Agent shall, as soon as practicable thereafter, mail to the Holders of Normal Units a notice prepared by the Company at the Company's expense (a) containing such information as is contained in the notice or solicitation, (b) stating that each Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Pledged Notes underlying their Normal Units and (c) stating the manner in which such instructions may be given. Upon the written request of any Holder of Normal Units on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such request, the maximum number of Pledged Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Normal Unit, the Agent shall abstain from voting the Pledged Note underlying such Normal Unit. The Company hereby agrees, if applicable, to solicit Holders of Normal Units to timely instruct the Agent in writing in order to enable the Agent to vote such Pledged Notes.

         SECTION 4.3. SPECIAL EVENT REDEMPTION.

                  Upon the occurrence of a Special Event Redemption prior to the successful remarketing of the Notes pursuant to the provisions of Section 5.4, the Company shall instruct in writing the Collateral Agent to apply, and upon such written instruction, the Collateral Agent shall apply, out of the aggregate Redemption Price for the Notes that are components of Normal Units, an amount equal to the Special Event Redemption Principal Amount to purchase on behalf of the Holders of Normal Units the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Agent for payment to the Holders of such Normal Units. The Treasury Portfolio will be substituted for the Pledged Notes, and will be pledged to the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Normal Unit to purchase the Ordinary Shares under the Purchase Contract constituting a part of such Normal Unit. Following the occurrence of a Special Event Redemption prior to a successful remarketing of the Notes pursuant to the provisions of Section 5.4, the Holders of Normal Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of Normal Units and the Collateral Agent had in respect of the Notes, as the case may be, subject to the Pledge thereof as provided in Articles II, III, IV, V and VI of the Pledge Agreement, and any reference herein or in the Certificates to the Note shall be deemed to be a reference to such Treasury Portfolio and any reference herein or in the Certificates to interest on the Notes shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio. The Company may cause to be made in any Normal Unit Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Treasury Portfolio for Notes as collateral.

                  The Company shall cause notice of any Special Event Redemption to be mailed, at least 30 calendar days but not more than 60 calendar days before such Special Event Redemption Date, to each Holder of Normal Units including Notes to be redeemed at its registered address.

                  Upon the occurrence of a Special Event Redemption after the successful remarketing of the Notes or after the Stock Purchase Date, the Redemption Price will be payable in cash to the holders of the Notes.

         SECTION 4.4. CONSENT TO TREATMENT FOR TAX PURPOSES.

                  The Company and each Holder of a Normal Unit or a Stripped Unit, by its acceptance thereof, covenants and agrees (a) to treat a Holder's acquisition of the Normal Unit as the acquisition of the Note and Purchase Contract constituting the Normal Unit, (b) to treat a Holder's acquisition of a Stripped Unit as the acquisition of a Treasury Security and Purchase Contract constituting the Stripped Unit, (c) to treat each Holder as the owner, for federal, state and local income and franchise tax purposes of (i) the related Notes or the Treasury Consideration, in the case of the Normal Units, or (ii) the Treasury Securities, in the case of the Stripped Units, (d) to treat the Notes as indebtedness of the Company for federal, state and local income and franchise tax purposes and (e) to allocate 100% of the issue price of a Normal Unit to the beneficial interest in the Note and 0.00% of the issue price to the Purchase Contract.

                                    ARTICLE V

                     THE PURCHASE CONTRACTS; THE REMARKETING

SECTION 5.1. PURCHASE OF ORDINARY SHARES. (a) Each Purchase Contract shall, unless a Termination Event, an Early Settlement or a Merger Early Settlement shall have occurred prior to the Stock Purchase Date, obligate the Holder of the related Unit to purchase, and the Company to sell, on the Stock Purchase Date at a price equal to $25 (the "Purchase Price"), a number of validly issued, fully paid and non-assessable newly issued Ordinary Shares equal to the Settlement Rate or, if we have fixed the Settlement Rate pursuant to Section 5.1(f), the Fixed Settlement Rate. The "Settlement Rate" is equal to,

                     (i) if the Applicable Market Value (as defined below) is
                  equal to or greater than $93.99 (the "Threshold Appreciation Price"), 0.2660 Ordinary Shares per Purchase Contract,

                     (ii) if the Applicable Market Value is less than the
                  Threshold Appreciation Price, but is greater than $75.19 (the "Reference Price"), the number of Ordinary Shares per Purchase Contract equal to the Purchase Price divided by the Applicable Market Value, and

                     (iii) if the Applicable Market Value is equal to or less
                  than $75.19, 0.3325 Ordinary Shares per Purchase Contract,

in each case subject to adjustment as provided in Section 5.6 (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

                  (b) No fractional Ordinary Shares will be issued by the Company with respect to the payment of Contract Adjustment Payments on the Stock Purchase Date. In lieu of fractional shares otherwise issuable with respect to such payment of Contract Adjustment Payments, the Holder will be entitled to receive an amount in cash as provided in Section 5.12.

                  (c) The "Applicable Market Value" means the average of the Closing Price per Ordinary Share on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Stock Purchase Date or, in the event of a Cash Merger, the Cash Merger Date. The "Closing Price" of the Ordinary Shares on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Ordinary Shares on the New York Stock Exchange (the "NYSE") on such date or, if the Ordinary Shares are not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Ordinary Shares are so listed, or if the Ordinary Shares are not so listed on a United States securities exchange, as reported by The Nasdaq Stock Market, or, if the Ordinary Shares are not so reported, the last quoted bid price for the Ordinary Shares in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Ordinary Shares on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Ordinary Shares (A) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Ordinary Shares at the close of business on such day.

                  (d) Each Holder of a Unit, by its acceptance thereof, irrevocably authorizes the Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including the execution of Certificates on behalf of such Holder), agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contract, consents to the provisions hereof, irrevocably authorizes the Agent as its attorney-in-fact to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Notes, the Treasury Consideration or the Treasury Securities pursuant to the Pledge Agreement; provided that upon a Termination Event, the rights of the Holder of such Unit under the Purchase Contract may be enforced without regard to any other rights or obligations. Each Holder of a Unit, by its acceptance thereof, further covenants and agrees that, to the extent and in the manner provided in Section 5.4 and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Pledged Notes, the Pledged Treasury Consideration or the Pledged Treasury Securities to be paid upon settlement of such Holder's obligations to purchase Ordinary Shares under the Purchase Contract, shall be paid on the Stock Purchase Date by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

                  (e) Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) under the terms of this Agreement, the Purchase Contracts underlying such Certificate and the Pledge Agreement, and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificate so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

                  (f) If an Accounting Settlement Rate Event occurs and is continuing at any time prior to the earlier of the date of any successful remarketing of the Notes and the Stock Purchase Date, the Company may elect to fix the Settlement Rate in accordance with the formula (the "Fixing Formula") set forth on Exhibit F hereto (the new Settlement Rate referred to as the "Fixed Settlement Rate"). If the Company elects to fix the Settlement Rate, the Company must prepare and transmit to the Agent an Officers' Certificate setting forth its intention to fix the Settlement Rate. Prior to 10:00 a.m., New York City time, on the Business Day following the expiration of the 20 consecutive Trading Day period commencing the third Trading Day following the date of such Officers' Certificate, the Company will be required, in accordance with Section 5.7, to prepare and transmit to the Agent an additional Officers' Certificate setting forth its calculation of the Fixed Settlement Rate in accordance with the Fixing Formula and the effective date of the Fixed Settlement Rate. In no event will the Fixed Settlement Rate be greater than 0.3325, subject to adjustment as provided in Section 5.6. The Fixed Settlement Rate will become effective at the open of business two Business Days after the close of the 20 consecutive Trading Day period. The Fixed Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate pursuant to Section 5.6.

         SECTION 5.2. CONTRACT ADJUSTMENT PAYMENTS(a) Contract Adjustment Payments shall accumulate on each Purchase Contract constituting a part of a Unit at 3.97% per year of the Stated Amount of such Unit, from March 23, 2004 through and including the Stock Purchase Date, provided that no Contract Adjustment Payment shall accrue after an Early Settlement or Merger Early Settlement. Subject to Section 5.3, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name a Certificate (or one or more Predecessor Certificates) is registered on the Register at the close of business on the Record Date next preceding such Payment Date in such coin or currency of the United States as at the time of payment shall be legal tender for payments. The Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Register or by wire transfer to the account maintained in the United States designated by a prior written notice by such Person.

                  (b) Upon the occurrence of a Termination Event, the Company's obligation to pay Contract Adjustment Payments (including any accrued and unpaid Deferred Contract Adjustment Payments), if any, shall cease.

                  (c) Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Certificate (including as a result of a Collateral Substitution or the re-establishment of a Normal Unit) shall carry the rights to receive Contract Adjustment Payments (including any accrued and unpaid Deferred Contract Adjustment Payments), if any, and to accrue Contract Adjustment Payments, if any, which were carried by the Purchase Contracts underlying such other Certificates.

                  (d) Subject to Sections 5.4, 5.9 and 5.10, in the case of any Unit with respect to which Early Settlement or Merger Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date or a Merger Early Settlement Date, respectively, or in respect of which Cash Settlement of the underlying Purchase Contract is effected on the thirteenth Business Day immediately preceding the Stock Purchase Date, or with respect to which a Collateral Substitution or an establishment or re-establishment of a Normal Unit pursuant to Section 3.14 is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, Contract Adjustment Payments on the Purchase Contract underlying such Unit otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Merger Early Settlement, Collateral Substitution or establishment or re-establishment of Normal Units, and such Contract Adjustment Payments shall, subject to receipt thereof by the Agent, be payable to the Person in whose name the Certificate evidencing such Unit (or one or more Predecessor Certificates) was registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Unit with respect to which Early Settlement or Merger Early Settlement on an Early Settlement Date or Merger Early Settlement Date, as the case may be, Contract Adjustment Payments, if any, that would otherwise be payable after the Early Settlement Date, or Merger Early Settlement Date, with respect to such Purchase Contract shall not be payable.

         (e) The Company's obligations with respect to Contract Adjustment Payments (including any accrued or Deferred Contract Adjustment Payments) will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness to the extent set forth in Section 5.2(f).

         (f) Subject to the provisions of Section 5.8, in the event (x) of any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or
(y) subject to the provisions of Section 5.2(h) below, that (i) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness (and the Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), or (ii) the maturity of any Senior Indebtedness shall have been accelerated because of a default in respect of such Senior Indebtedness (and the Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), then:

                     (i) the holders of all Senior Indebtedness shall first be
                  entitled to receive, in the case of clause (x) above, payment in full of all amounts due or to become due upon all Senior Indebtedness and, in the case of subclauses (i) and (ii) of clause (y) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Units are entitled to receive any Contract Adjustment Payments on the Purchase Contracts underlying the Units;

                     (ii) any payment by, or distribution of assets of, the
                  Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the Units would be entitled except for the provisions of Sections 5.2(e) through (q), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of such Contract Adjustment Payments on the Purchase Contracts underlying the Units, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made of such Contract Adjustment Payments to the Holders of such Units; and

                     (iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Contract Adjustment Payments on the Purchase Contracts underlying the Units, shall be received by the Agent or the Holders of any of the Units when such payment or distribution is prohibited pursuant to Sections 5.2(e) through (q), such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

                  (g) For purposes of Sections 5.2(e) through (q), the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Sections 5.2(e) through (q) with respect to such Contract Adjustment Payments on the Units to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment.

                  (h) Any failure by the Company to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Sections 5.2(e) through (g) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

                  (i) Subject to the payment in full of all Senior Indebtedness, the Holders of the Purchase Contracts underlying the Units shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Indebtedness of the Company to the same extent as payment of the Contract Adjustment Payments in respect of the Purchase Contracts underlying the Units is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all such Contract Adjustment Payments owing on the Purchase Contracts underlying the Units shall be paid in full, and as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of Sections 5.2(e) through (q) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of Sections 5.2(e) through (q) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

                  (j) Nothing contained in Sections 5.2(e) through (q) or elsewhere in this Agreement or in the Units is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which, subject to the occurrence of a Termination Event as described in Section 5.2(b) and the Company's right pursuant to Section 5.3 to defer Contract Adjustment Payments, is absolute and unconditional, to pay to the Holders such Contract Adjustment Payments on the Purchase Contracts underlying the Units as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under these Sections 5.2(e) through (q), of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                  (k) Upon payment or distribution of assets of the Company referred to in these Sections 5.2(e) through (q), the Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Sections 5.2(e) through (q).

                  (l) The Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to Sections 5.2(e) through
(q), the Agent may request such Person to furnish evidence to the reasonable satisfaction of the Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Sections 5.2(e) through (q), and, if such evidence is not furnished, the Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  (m) Nothing contained in Sections 5.2(e) through (q) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Adjustment Payments, except as provided in these Sections 5.2(e) through (q).

                  (n) Each Holder of Units, by his acceptance thereof, authorizes and directs the Agent on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Sections 5.2(e) through (q) and appoints the Agent his, her or its attorney-in-fact, as the case may be, for any and all such purposes.

                  (o) The Company shall give prompt written notice to the Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Agent in respect of the Purchase Contracts underlying the Units pursuant to the provisions of this Section 5.2. Notwithstanding the provisions of Sections 5.2(e) through (q) or any other provisions of this Agreement, the Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Agent, or the taking of any other action by the Agent, unless and until the Agent shall have received written notice thereof mailed or delivered to a Responsible Officer of the Agent from the Company, any Holder, any paying agent or the holder or representative of any Senior Indebtedness; provided that, if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Agent shall not have received with respect to such moneys the notice provided for in this Section 5.2(o), then, anything herein contained to the contrary notwithstanding, the Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.

                  (p) The Agent in its individual capacity shall be entitled to all the rights set forth in this Section 5.2 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Agreement shall deprive the Agent of any of its rights as such holder.

                  (q) No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

                  (r) Nothing in this Section 5.2 shall apply to claims of, or payments to, the Agent under or pursuant to Section 7.7 hereof.

                  With respect to the holders of Senior Indebtedness, (i) the duties and obligations of the Agent shall be determined solely by the express provisions of this Agreement; (ii) the Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; (iii) no implied covenants or obligations shall be read into this Agreement against the Agent; and (iv) the Agent shall not be deemed to be a fiduciary as to such holders.

         SECTION 5.3. DEFERRAL OF CONTRACT ADJUSTMENT PAYMENTS. (a) The Company shall have the right, at any time prior to the Stock Purchase Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer each such deferred Contract Adjustment Payment (specifying the amount to be deferred) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Adjustment Payments to the NYSE or other applicable self-regulatory organization or to Holders of the Units, but in any event not less than one Business Day prior to such Record Date. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, accrue additional Contract Adjustment Payments thereon at the rate of 6.50% per year (computed on the basis of a 360-day year of twelve 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments, if any, accrued thereon, being referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section 5.3. No Contract Adjustment Payments may be deferred to a date that is after the Settlement Date and no such deferral period may end other than on a Payment Date. If the Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder's right to receive Contract Adjustment Payments, if any, and any Deferred Contract Adjustment Payments, will terminate.

                  (b) In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until a Payment Date prior to the Stock Purchase Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

                  (c) In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Stock Purchase Date, each Holder will receive on the Stock Purchase Date in lieu of a cash payment a number of Ordinary Shares (in addition to a number of Ordinary Shares equal to the Settlement Rate or, if the Settlement Rate has been fixed pursuant to Section 5.1(f), the Fixed Settlement Rate) equal to (A) the aggregate amount of Deferred Contract Adjustment Payments payable to such Holder (net of any required tax withholding on such Deferred Contract Adjustment Payment, which shall be remitted to the appropriate taxing jurisdiction) divided by (B) the Applicable Market Value.

                  (d) No fractional Ordinary Shares will be issued by the Company with respect to the payment of Deferred Contract Adjustment Payments on the Stock Purchase Date. In lieu of fractional shares otherwise issuable with respect to such payment of Deferred Contract Adjustment Payments, the Holder will be entitled to receive an amount in cash as provided in Section 5.12.

                  (e) In the event the Company exercises its option to defer the payment of Contract Adjustment Payments then, until the earlier of (x) the Termination Date or (y) the date on which the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company's Capital Stock other than:

                     (i) repurchases, redemptions or acquisitions of Ordinary
                  Shares of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a share purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date the Company exercises its right to defer the payment of Contract Adjustment Payments;

                     (ii) as a result of a reclassification of the Company's
                  Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock;

                     (iii) the purchase of fractional interests of the Company's
                  Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged;

                     (iv) dividends or distributions in the Company's Capital
                  Stock (or rights to acquire the Company's Capital Stock) or repurchases, redemptions or acquisitions of the Company's Capital Stock in exchange for or out of the net cash proceeds of the sale of the Company's Capital Stock (or securities convertible into or exchangeable for shares of the Company's Capital Stock); or

                     (v) redemptions, exchanges or repurchases of any rights
                  outstanding under a shareholder rights plan on the date the Company exercises its right to defer the payment of Contract Adjustment Payments or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future, or the redemption or repurchase of any rights pursuant thereto.

         SECTION 5.4. PAYMENT OF PURCHASE PRICE; REMARKETING. (a) Unless a Special Event Redemption or Termination Event has occurred, or a Holder of a Unit has settled the underlying Purchase Contract through an Early Settlement pursuant to Section 5.9 or a Merger Early Settlement pursuant to Section 5.10, each Holder of a Normal Unit may pay in cash ("Cash Settlement") the Purchase Price for the Ordinary Shares to be purchased pursuant to a Purchase Contract if such Holder notifies the Agent by surrender of the Normal Unit Certificate and delivery of a notice in substantially the form of Exhibit E hereto of its intention to make a Cash Settlement. Such notice shall be made on or prior to 5:00 p.m., New York City time, on the thirteenth Business Day immediately preceding the Stock Purchase Date. The Agent shall promptly notify the Collateral Agent of the receipt of such a notice from a Holder intending to make a Cash Settlement.

                     (i) A Holder of a Normal Unit who has so notified the Agent of its intention to make a Cash Settlement is required to pay the Purchase Price to the Collateral Agent prior to 10:00 a.m., New York City time, on the thirteenth Business Day immediately preceding the Stock Purchase Date in lawful money of the United States by certified or cashier's check or wire transfer, in each case in immediately available funds payable to or upon the order of the Collateral Agent for deposit in the Collateral Account. Any cash received by the Collateral Agent will be paid to the Company on the Stock Purchase Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement, and any funds received by the Collateral Agent in excess of the Purchase Price for the Ordinary Shares to be purchased by such Holder shall be distributed to the Purchase Contract Agent when received for payment to the Holder.

                     (ii) If a Holder of a Normal Unit fails to notify the Agent of its intention to make a Cash Settlement in accordance with paragraph (a)(i) above, the Holder shall be deemed to have consented to the disposition of the Pledged Notes pursuant to the remarketing as described in paragraph (b) below. If a Holder of a Normal Unit does notify the Agent as provided in paragraph (a)(i) above of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph (a)(i) above, the Holder shall be deemed to have consented to the disposition of the Pledged Notes pursuant to the remarketing as described in paragraph 5.4.

                  (b) (i) Unless a Special Event Redemption has occurred, the Company shall engage, no later than 30 days prior to the Remarketing Date, a nationally recognized investment bank (the "Remarketing Agent") pursuant to a Remarketing Agreement to be mutually agreed on by the Company, the Agent and the Remarketing Agent, but providing for remarketing procedures substantially as set forth below to sell the Notes of Holders of Normal Units, other than Holders that have elected not to participate in the remarketing pursuant to the procedures set forth in clause (iv) below, and holders of Separate Notes that have elected to participate in the remarketing pursuant to the procedures set forth in Section 4.5(d) of the Pledge Agreement and Section 2.19 of the First Supplemental Indenture. The Company or the Agent, at the Company's request, shall notify (the "Remarketing Notice"), not later than seven Business Days immediately preceding the Remarketing Date, Holders of Normal Units, and holders of Separate Notes that have elected to participate in the remarketing pursuant to the procedures set forth in Section 4.5(d) of the Pledge Agreement, of the remarketing to take place on the ninth Business Day immediately preceding the Stock Purchase Date (the "Remarketing Date"), and if necessary, on the eighth Business Day immediately preceding the Stock Purchase Date, and if necessary, on the seventh Business Day immediately preceding the Stock Purchase Date, and if necessary, on the sixth Business Day immediately preceding the Stock Purchase Date, and if necessary, on the fifth Business Day immediately preceding the Stock Purchase Date, and if necessary, on the fourth Business Day immediately preceding the Stock Purchase Date, and if necessary, on the third Business Day immediately preceding the Stock Purchase Date (each such date other than the Remarketing Date a "Subsequent Remarketing Date") (and if such Normal Units or Separate Notes are held in global form, the Company, or the Agent, at the Company's request, will cause the Clearing Agency to notify the Clearing Agency participants of such remarketing). The Remarketing Notice will include the amount of cash that must be delivered by the Holders of Normal Units that elect not to participate in the remarketing and the deadline for such delivery, as well as information with respect to the exercise of the Put Right (as defined in the First Supplemental Indenture). The Agent shall notify, by 10:00 a.m., New York City time, on the eleventh Business Day preceding the Stock Purchase Date, the Remarketing Agent and the Collateral Agent of the aggregate principal amount of Notes of Normal Unit Holders to be remarketed. On the eleventh Business Day preceding the Stock Purchase Date, no later than by 10:00 a.m., New York City time, pursuant to the terms of the Pledge Agreement, the Custodial Agent will notify the Remarketing Agent of the aggregate principal amount of Separate Notes to be remarketed. No later than 10:00 a.m., New York City time, on the tenth Business Day immediately preceding the Stock Purchase Date, the Collateral Agent and the Custodial Agent, pursuant to the terms of the Pledge Agreement, will deliver for remarketing to the Remarketing Agent all Notes to be remarketed. Upon receipt of such notice from the Agent and the Custodial Agent and such Notes from the Collateral Agent and the Custodial Agent, the Remarketing Agent will, on the Remarketing Date, and if necessary, on each Subsequent Remarketing Date, use its reasonable best efforts to sell such Notes on such dates at an aggregate price equal to 100.25% of the aggregate principal amount of such Notes. If the Remarketing Agent is able to remarket such Notes at a price equal to or greater than 100.25% of the aggregate principal amount of such Notes, the proceeds will be paid to the Agent in direct settlement of the obligations of the Holders under the related Purchase Contracts to purchase Ordinary Shares of the Company. In the event of a successful remarketing pursuant to this Section 5.4, the Remarketing Agent will deduct as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds of such remarketing of Notes (the "Remarketing Fee"). The Remarketing Agent will remit (1) the portion of the proceeds from the remarketing attributable to the Separate Notes to the holders of Separate Notes that were remarketed and (2) the remaining portion of the proceeds, less those proceeds used to pay the Company in direct settlement of the Holders' obligations under the Purchase Contracts, to the Agent for the benefit of the Holders of the Normal Units that were remarketed, all determined on a pro rata basis, in each case, on or prior to the third Business Day following the date on which the Notes were successfully remarketed. Holders whose Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith.

                     (ii) If, in spite of using its reasonable best efforts, the
                  Remarketing Agent cannot remarket the Notes included in the remarketing at a price equal to 100.25% of the principal amount of the Notes included in the remarketing an the Remarketing Date, the Remarketing Agent will attempt to establish a Remarketing Rate meeting these requirements on each of the Subsequent Remarketing Dates. If, in spite of using its reasonable best efforts, the Remarketing Agent fails to remarket the Notes included in the remarketing at a price equal to 100.25% of the principal amount of the Notes included in the remarketing on or before 4:00 p.m., New York City time on the third Business Day immediately preceding the Stock Purchase Date, the remarketing will be deemed to have failed (the "Last Failed Remarketing"). Within three Business Days following the date of the Last Failed Remarketing, the Remarketing Agent shall return any Notes delivered to it to the Collateral Agent and the Custodial Agent, as applicable. The Collateral Agent, for the benefit of the Company, may exercise its rights as a secured party with respect to such Notes, including those actions specified in (b) (iii) below; provided that if upon the Last Failed Remarketing, the Collateral Agent exercises such rights for the benefit of the Company with respect to such Notes, any accumulated and unpaid interest on such Notes will become payable by the Company to the Agent for payment to the Holders of the Normal Units to which such Notes relate. Such payment will be made by the Company on or prior to 11:00 a.m., New York City time, on the Stock Purchase Date in lawful money of the United States by certified or cashier's check or wire transfer in immediately available funds payable to or upon the order of the Agent. The Company will cause a notice of any failed remarketing and of the Last Failed Remarketing to be published before 9:00 a.m., New York City time, on the Business Day following each failed remarketing and the Last Failed Remarketing, as the case may be, in a daily newspaper in the English language of general circulation in the City of New York, which shall be The Wall Street Journal, if such newspaper is then so published. The Company will also release this information by means of Bloomberg and Reuters newswire (or any successor or equivalent of such newswires).

                     (iii) With respect to any Notes which constitute part of
                  Normal Units which are subject to the Last Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and Section 5.4 (e) below, may, among other things, (A) retain such Notes in full satisfaction of the Holders' obligations under the Purchase Contracts or
                  (B) sell such Notes in one or more public or private sales or otherwise.

                     (iv) A Holder of Normal Units may elect not to participate in the remarketing and retain the Notes underlying such Units by notifying the Agent of such election and delivering the requisite amount of cash in lawful money of the United States by certified or cashier's check or wire transfer, in each case, in immediately available funds, of $25 per Purchase Contract to the Agent not later than 5:00 p.m. New York City time on the thirteenth Business Day prior to the Stock Purchase Date as set forth in the Remarketing Notice. Upon receipt thereof by the Agent, the Agent shall deliver such cash to the Collateral Agent, which will for the benefit of the Company, thereupon apply such cash to secure such Holder's obligations under the Purchase Contracts. On the second Business Day immediately preceding the first day of the Remarketing Period, the Collateral Agent, pursuant to the terms of the Pledge Agreement, will deliver the Pledged Notes of such Holder to the Agent and within three Business Days thereof, the Agent shall distribute such Notes to the Holders thereof. A Holder that does not so deliver the requisite cash or does not so notify the Agent of its election not to participate in the remarketing pursuant to this clause (iv) shall be deemed to have elected to participate in the remarketing. Any cash received by the Collateral Agent will be paid to the Company on the Stock Purchase Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement, and any funds received by the Collateral Agent in excess of the Purchase Price for the Ordinary Shares to be purchased by such Holder shall be distributed to the Purchase Contract Agent when received for payment to the Holder.

                  (c) Upon the maturity of the Pledged Treasury Securities underlying the Stripped Units and, in the event of a Special Event Redemption, the Pledged Treasury Consideration underlying the Normal Units on the Stock Purchase Date, the Collateral Agent shall remit to the Company an amount equal to the aggregate Purchase Price applicable to such Units, as payment for the Ordinary Shares issuable upon settlement thereof without needing to receive any instructions from the Holders of such Units. In the event the payments in respect of the Pledged Treasury Securities or the Pledged Treasury Consideration underlying a Unit is in excess of the Purchase Price of the Purchase Contract being settled thereby, the Collateral Agent will distribute such excess to the Agent for the benefit of the Holder of such Unit when received.

                  (d) Any distribution to Holders of excess funds and interest described in Section 5.4 (b) and (c) above shall be payable at the Corporate Trust Office or, at the option of the Holder or the holder of Separate Notes, as applicable, by check mailed to the address of the Person entitled thereto at such address as it appears on the Register or by wire transfer to an account maintained in the United States specified by the Holder or the holder of Separate Notes, as applicable.

                  (e) Notwithstanding anything to the contrary herein or in the Pledge Agreement, subject to Section 3.2 of the Pledge Agreement, the obligations of each Holder to pay the Purchase Price are non-recourse obligations and are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders (except to the extent paid by Cash Settlement, Early Settlement or Merger Early Settlement) and in no event will Holders be liable for any deficiency between such payments and the Purchase Price.

                  (f) Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue any Ordinary Shares in respect of a Purchase Contract or deliver any certificates therefor to the Holder of the related Unit unless the Company shall have (i) received payment in full of the aggregate Purchase Price for the Ordinary Shares to be purchased thereunder by such Holder in the manner herein set forth or (ii) become entitled to exercise its rights as a secured party under Section 5.4(b)(iii).

         SECTION 5.5. ISSUANCE OF ORDINARY SHARES.

                  Unless a Termination Event shall have occurred on or prior to the Stock Purchase Date or an Early Settlement or a Merger Early Settlement shall have occurred, on the Stock Purchase Date, upon the Company's receipt of payment in full of the Purchase Price for the Ordinary Shares purchased by the Holders pursuant to the foregoing provisions of this Article and subject to
Section 5.6(b) or the Company's exercise of its rights as a secured party pursuant to Section 5.4(b)(iii), the Company shall issue and deposit with the Agent, for the benefit of the Holders of the Outstanding Units, one or more certificates representing the newly issued Ordinary Shares, registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for Ordinary Shares, together with any dividends or distributions for which both a record date and payment date for such dividend or distribution has occurred after the Stock Purchase Date, being hereinafter referred to as the "Purchase Contract Settlement Fund"), to which the Holders are entitled hereunder. Subject to the foregoing, upon surrender of a Certificate to the Agent on or after the Stock Purchase Date, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Ordinary Shares which such Holder is entitled to receive pursuant to the provisions of this Article V (after taking into account all Units then held by such Holder) together with cash in lieu of fractional shares as provided in
Section 5.12 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Agent. If any Ordinary Shares issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of such Certificate or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

         SECTION 5.6. ADJUSTMENT OF SETTLEMENT RATE.

                  (a) Adjustments for Dividends, Distributions, Stock Splits,
Etc.

                  (1) Stock Dividends. In case the Company shall pay or make a dividend or other distribution to all holders of its Ordinary Shares payable exclusively in Ordinary Shares, the Settlement Rate, as in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of Ordinary Shares outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of Ordinary Shares and the total number of Ordinary Shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of Ordinary Shares at the time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Ordinary Shares. The Company will not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company.

                  (2) Stock Purchase Rights. In case the Company shall issue, to all holders of its Ordinary Shares, rights, options or warrants to all holders of its Ordinary Shares (that are not available on an equivalent basis to Holders of the Units upon settlement of the Purchase Contracts underlying such Units) entitling them, for a period expiring within 45 days after the record date for the determination of shareholders entitled to receive such rights, options or warrants, to subscribe for or purchase Ordinary Shares at a price per share less than the Current Market Price per share of Ordinary Shares on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants, the Settlement Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding at the close of business on the date fixed for such determination plus the number of Ordinary Shares which the aggregate of the offering price of the total number of Ordinary Shares so offered for subscription or purchase would purchase at such Current Market Price per Ordinary Share and the denominator of which shall be the number of Ordinary Shares outstanding at the close of business on the date fixed for such determination plus the number of Ordinary Shares so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Ordinary Shares. The Company shall not issue any such rights, options or warrants in respect of Ordinary Shares held in the treasury of the Company.

                  (3) Stock Splits; Reverse Splits. In case outstanding Ordinary Shares shall be subdivided or split into a greater number of Ordinary Shares, the Settlement Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding Ordinary Shares shall each be combined into a smaller number of Ordinary Shares, the Settlement Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

                  (4) Debt or Asset Distributions. (i) In case the Company shall, by dividend or otherwise, distribute to all holders of its Ordinary Shares evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (2) of this Section 5.6(a), shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-Off referred to in the next paragraph, or any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section 5.6(a)), the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate in effect

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                                                                              49

immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per Ordinary Share on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one Ordinary Share and the denominator of which shall be such Current Market Price per Ordinary Share, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section 5.6(a) shall not be applicable.

                  (ii) In the case of a Spin-Off, the Settlement Rate in effect immediately before the close of business on the record date fixed for determination of shareholders entitled to receive that distribution will be increased by dividing the Settlement Rate by a fraction, the numerator of which is the Current Market Price per Ordinary Share less the Fair Market Value of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one Ordinary Share and the denominator of which is the Current Market Price per Ordinary Share. Any adjustment to the settlement rate under this paragraph 4(ii) will occur on the date that is the earlier of (1) the tenth Trading Day following the effective date of the Spin-Off and (2) the date of the securities being offered in the Initial Public Offering of the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.

                  (5) Tender Offers. In case (i) a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Ordinary Shares shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) that when combined together with (ii) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent), as of the expiration of such tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer), of consideration payable in respect of any other tender or exchange offer, by the Company or any subsidiary of the Company for all or any portion of the Ordinary Shares expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this paragraph (5) has been made and (iii) the aggregate amount of any distributions to all holders of the Ordinary Shares made exclusively in cash (other than regular quarterly, semi-annual or annual cash dividends) within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this paragraph
(5) has been made, exceeds 12.5% of the product of the Current Market Price per Ordinary Share as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of Ordinary Shares outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately after the close of business on the fifth Trading Day after the date of the Expiration Time, the Settlement Rate shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which

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                                                                              50


shall be equal to (x) the product of (I) the Current Market Price per share of the Ordinary Shares and (II) the number of Ordinary Shares outstanding (including any tendered shares) on the fifth Trading Day following the date of the Expiration Time less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the transactions described in clauses (i), (ii) and, to the extent no adjustment has been made pursuant to clause (7), (iii) of this paragraph (5) (assuming in the case of clause (i) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (B) the denominator of which shall be equal to the product of (x) the Current Market Price per share of the Ordinary Shares and (y) the number of Ordinary Shares outstanding (including any tendered shares) on the fifth Trading Day following the date of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares"). Such increase in the Settlement Rate shall be given effect retroactively as of the close of business on the date of the Expiration Time.

                  (6) Reclassification. The reclassification of Ordinary Shares into securities including securities other than Ordinary Shares (other than any reclassification upon a Reorganization Event to which Section 5.6(b) applies) shall be deemed to involve (i) a distribution of such securities other than Ordinary Shares to all holders of Ordinary Shares (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this
Section 5.6(a)), and (ii) a subdivision, split or combination, as the case may be, of the number of Ordinary Shares outstanding immediately prior to such reclassification into the number of Ordinary Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (3) of this Section 5.6(a)).

                  (7) Cash Distributions. In case the Company or any of its Subsidiaries shall, by dividend or otherwise, make regular quarterly, semi-annual or annual cash dividends or make any other distributions consisting exclusively of cash to all holders of its Ordinary Shares, excluding any cash dividend or distribution on the Ordinary Shares to the extent that the aggregate cash dividend or distribution per Ordinary Share in any three month period does not exceed $0.49 (the "Dividend Threshold Amount") (the Dividend Threshold Amount is subject to adjustment on the same basis as the Settlement Rate, provided that no adjustment shall be made to the Dividend Threshold Amount for any adjustment made pursuant to this clause (7)) then, in such case, the Settlement Rate in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such distribution dividend or distribution shall be adjusted by dividing such rate by a fraction of which the numerator shall be the Current Market Price per Ordinary Share on such date less the amount of cash so distributed applicable to one Ordinary Share in excess of the Dividend Threshold Amount; and the denominator shall be the Current Market Price per Ordinary Share on such date, such adjustment to be effective at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution; provided that if the portion of the cash so distributed applicable to one Ordinary Share in excess of the Dividend Threshold Amount is equal to or greater than the Current Market Price on such date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Unit shall have the right to receive upon settlement of the Units such excess amount. In the event that such dividend or distribution is not so paid or made, the Settlement Rate shall again be adjusted to be the Settlement Rate that would then be in effect if such dividend or distribution had not been declared.


                  (8) "Current Market Price". The "Current Market Price" per Ordinary Share means (a) except as provided in clauses (b) through (d) of this paragraph (8), for purposes of paragraphs (2), (4), (5) and (6) of this Section 5.6(a), on any day the average of the Closing Price per Ordinary Share on each of the five consecutive Trading Days ending on the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation, (b) for purposes of subclauses (A) and
(B) of paragraph (5) of this Section 5.6(a), the average of the Closing Price per Ordinary Share on each of the five consecutive Trading Days immediately following the date of the Expiration Time, (c) in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the Closing Price of the Ordinary Shares on the Trading Day on which the initial price of the securities being distributed in the Spin-Off is determined, and (d) in the case of any other Spin-Off, the average of the Closing Prices per Ordinary Share over the first 10 Trading Days after the effective date of such Spin-Off. For purposes of this paragraph and the last sentence of paragraph (5) of this Section 5.6(a), the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Ordinary Shares trade regular way on such exchange or in such market without the right to receive such issuance or distribution.

                  (9) Calculation of Adjustments. All adjustments to the Settlement Rate shall be calculated by the Company to the nearest 1/10,000th of an Ordinary Share (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Settlement Rate shall be required unless such adjustment would require an increase or a decrease of at least one percent; provided that any adjustments made shall be carried forward and taken into account in any subsequent adjustment and notwithstanding whether or not such one percent threshold shall have been met, all such adjustments shall be made on the Stock Purchase Date. If an adjustment is made to the Settlement Rate pursuant to paragraph (1) through (7) or (10) of this Section 5.6(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (i), (ii) or (iii) of the definition of Settlement Rate in Section 5.1(a) will apply on the Stock Purchase Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction, the numerator of which shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1) through (7) or (10) of this Section 5.6(a) and the denominator of which shall be the Settlement Rate immediately before such adjustment; provided that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1) through (7) or (10) of this Section 5.6(a) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

                  (10) Increase of Settlement Rate. The Company may make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of Ordinary Shares resulting from any dividend or distribution of Capital Stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

                  (11) There shall not be any adjustment to the Settlement Rate as a result of (a) the issuance of rights, (b) the distribution of separate certificates representing rights, (c) the exercise or redemption of rights in accordance with any rights agreement or (d) the termination or invalidation of rights, in each case, pursuant to the Company's Rights Plan dated as of September 1998 or any other similar rights plan of the Company (collectively, a "Rights Plan"). To the extent that the Company has a Rights Plan in effect upon settlement of a Purchase Contract (including the Company's Rights Plan dated as of September 1998), the Holder shall receive, in addition to the Ordinary Shares, the rights under the Rights Plan, unless, prior to any settlement of a Purchase Contract, the rights have separated from the Ordinary Shares, in which case the Settlement Rate will be adjusted at the time of separation as if the Company made a distribution to all holders of its Ordinary Shares as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of the rights. For the avoidance of doubt, the Settlement Rate shall not be adjusted (i) upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Ordinary Shares under any plan, (ii) upon the issuance of any Ordinary Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries, or (iii) upon the issuance of any Ordinary Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Units were first issued.

                  (b) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of

                  (1) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the Ordinary Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities other property of the Company or another corporation),

                  (2) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety,

                  (3) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition), or

                  (4) any liquidation, dissolution or winding up of the Company other than as a result of or after the occurrence of a Termination Event (any such event, a "Reorganization Event"), each Ordinary Share covered by each Purchase Contract forming part of a Unit immediately prior to such Reorganization Event shall, after such Reorganization Event, be converted for purposes of the Purchase Contract into the kind and amount of securities, cash and other property receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Stock Purchase Date) per Ordinary Share by a holder of Ordinary Shares that (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Ordinary Shares held by Affiliates of the Company and non-Affiliates, and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each Ordinary Share held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Non-electing Share shall be deemed to be the kind and amount so receivable per Ordinary Share by a plurality of the Non-electing Shares). On the Stock Purchase Date, the Settlement Rate then in effect will be applied to the value on the Stock Purchase Date of such securities, cash or other property.

                  In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Agent an agreement supplemental hereto providing that the Holder of each Outstanding Unit shall have the rights provided by this Section 5.6. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section shall similarly apply to successive Reorganization Events.

         SECTION 5.7. NOTICE OF ADJUSTMENTS AND CERTAIN OTHER EVENTS.

                  (a) Whenever the Settlement Rate is adjusted as herein provided or the Settlement Rate is fixed pursuant to Section 5.1(f), the Company shall:

                     (i) forthwith compute the Settlement Rate and the Applicable Market Value in accordance with Section 5.6 or in the case of a fixing of the Settlement Rate pursuant to Section 5.1(f) and prepare and transmit to the Agent an Officers' Certificate setting forth the Settlement Rate and the Applicable Market Value or the Fixed Settlement Rate, as the case may be, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based (which Officers' Certificate, in the case of the fixing of the Settlement Rate pursuant to Section 5.1(f) shall be delivered by such time and date as specified in Section 5.1(f)); and

                     (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Settlement Rate pursuant to
        Section 5.6 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Agent of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Settlement Rate and the Applicable Market Value or the Settlement Rate was fixed was determined and setting forth the adjusted Settlement Rate and the Applicable Market Value or the Fixed Settlement Rate, as the case may be.

                  (b) The Agent shall not at any time be under any duty or responsibility to any Holder of Units to determine whether any facts exist which may require any adjustment of the Settlement Rate and the Applicable Market Value, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract, and the Agent makes no representation with respect thereto. The Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any Ordinary Shares pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

         SECTION 5.8. TERMINATION EVENT; NOTICE.

                  The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of Holders to receive Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments and obligations of Holders to purchase Ordinary Shares, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Stock Purchase Date, a Termination Event shall have occurred. Upon and after the occurrence of a Termination Event, the Normal Units shall thereafter represent the right to receive the Notes or the Treasury Consideration, as the case may be, forming a part of such Normal Units, and the Stripped Units shall thereafter represent the right to receive the Treasury Securities forming a part of such Stripped Units, in each case in accordance with the provisions of
Section 4.3 of the Pledge Agreement. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Register.

         SECTION 5.9. EARLY SETTLEMENT. (a) Subject to and upon compliance with the provisions of this Section 5.9, Purchase Contracts underlying Units having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof may, at the option of the Holder thereof, be settled early ("Early Settlement") on or prior to 10:00 a.m., New York City time, on the thirteenth Business Day immediately preceding the Stock Purchase Date. Holders of Stripped Units may only effect Early Settlement of the related Purchase Contracts in integral multiples of 40 Stripped Units, and if Treasury Consideration has been substituted for the Notes as a component in the Normal Units due to the occurrence of a Special Event Redemption, Purchase Contracts underlying such Normal Units may only be settled early in integral multiples of

Normal Units such that the Treasury Consideration to be deposited and the Treasury Consideration to be released are in integral multiples of $1,000. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing the related Units shall deliver such Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment payable to the Company in immediately available funds in an amount (the "Early Settlement Amount") equal to (A) the product of (i) the Purchase Price multiplied by (ii) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (B) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments, if any, payable on such Payment Date with respect to such Purchase Contracts; provided that no payment shall be required pursuant to clause (B) of this sentence if the Company shall have elected to defer the Contract Adjustment Payments which would otherwise be payable on such Payment Date. Except as provided in the immediately preceding sentence and subject to Section 5.2(d), no payment or adjustment shall be made upon Early Settlement of any Purchase Contract on any Contract Adjustment Payments accrued on such Purchase Contract or on account of any dividends on the Ordinary Shares issued upon such Early Settlement. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Unit at or prior to 5:00 p.m., New York City time, on a Business Day, such day shall be the "Early Settlement Date" with respect to such Unit and if such requirements are first satisfied after 5:00 p.m., New York City time, on a Business Day or on a day that is not a Business Day, the "Early Settlement Date" with respect to such Units shall be the next succeeding Business Day.

                  (b) Upon Early Settlement of any Purchase Contract by the Holder of the related Units, the Company shall issue, and the Holder shall be entitled to receive, 0.2660 Ordinary Shares on account of such Purchase Contract (the "Early Settlement Rate"), or, if the Company has fixed the Settlement Rate pursuant to Section 5.1(f) of this Agreement, the Fixed Settlement Rate. The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted pursuant to Section 5.6. As promptly as practicable after Early Settlement of Purchase Contracts in accordance with the provisions of this Section 5.9, the Company shall issue and shall deliver to the Agent at the Corporate Trust Office a certificate or certificates for the full number of Ordinary Shares issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.12.

                  (c) No later than the third Business Day after the applicable Early Settlement Date the Company shall cause (i) the Ordinary Shares issuable upon Early Settlement of Purchase Contracts to be issued and delivered, and (ii) the related Pledged Notes or Pledged Treasury Consideration, in the case of Normal Units, or the related Pledged Treasury Securities, in the case of Stripped Units, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Agent for delivery to the Holder thereof or the Holder's designee.

                  (d) Upon Early Settlement of any Purchase Contracts, and subject to receipt of Ordinary Shares from the Company and the Pledged Notes, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, from the Collateral Agent, as applicable, the Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Units, (i) transfer to the Holder the Pledged Notes, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, forming a part of such Units, and (ii) deliver to the Holder a certificate or certificates for the full number of Ordinary Shares issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.12.

                  (e) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Units evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Agent shall authenticate, execute on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Units as to which Early Settlement was not effected.

                  (f) No Early Settlement will be permitted under this Section
5.9 unless, at the time of delivery of the Election to Settle Early form or the time the Early Settlement is effected, there is an effective shelf or other registration statement with respect to the Ordinary Shares to be issued and delivered in connection with such Early Settlement unless the Company has been advised by counsel that no such registration statement is required under the Securities Act or that no prospectus is required to be delivered in connection therewith. In addition, the Company may suspend the use of any such prospectus up to four times in any 360-day period not to exceed 90 days in any such 360-day period if (i) any such prospectus would, in the Company's judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing or as a result of any proposed or pending material business transaction, event or announcement; and (ii) the Company reasonably determines that the disclosure of such material non-public information could have a material adverse effect on the Company and its subsidiaries taken as a whole or could impede the consummation of any proposed or pending material business transaction.

                  (g) If, to effect an Early Settlement, the United States federal securities law so require, the Company will use commercially reasonable efforts to (i) have in effect a registration statement covering the Ordinary Shares to be delivered in respect of the Purchase Contracts being settled and
(ii) provided a prospectus in connection therewith, in each case that maybe used in connection with such Early Settlement.

         SECTION 5.10. EARLY SETTLEMENT UPON CASH MERGER. (a) In the event of a merger or consolidation of the Company of the type described in clause (1) of
Section 5.6(b) in which the Ordinary Shares outstanding immediately prior to such merger or consolidation are exchanged for consideration consisting of at least 30% cash or cash equivalents (any such event a "Cash Merger"), then the Company (or the successor to the Company hereunder) shall be required to offer the Holder of each Unit the right to settle the Purchase Contract underlying such Unit prior to the Stock Purchase Date ("Merger Early Settlement") as provided herein. On or before the fifth Business Day after the consummation of a Cash Merger, the Company or, at the request and expense of the Company, the Agent, shall give all Holders notice of the occurrence of the Cash Merger and of the right of Merger Early Settlement arising as a result thereof. The Company shall also deliver a copy of such notice to the Agent and the Collateral Agent.

                  Each such notice shall contain:

                     (i) the date, which shall be not less than 20 or more than
                  30 calendar days after the date of such notice, on which the Merger Early Settlement will be effected (the "Merger Early Settlement Date");

                     (ii) the date, which shall be on or one Business Day prior to the Merger Early Settlement Date, by which the Merger Early Settlement right must be exercised;

                     (iii) the Settlement Rate in effect as a result of such
                  Cash Merger and the kind and amount of securities, cash and other property receivable by the Holder upon settlement of each Purchase Contract pursuant to Section 5.6(b);

                     (iv) a statement to the effect that all or a portion of the
                  Purchase Price payable by the Holder to settle the Purchase Contract will be offset against the amount of cash so receivable upon exercise of Merger Early Settlement, as applicable; and

                     (v) the instructions a Holder must follow to exercise the
                  Merger Early Settlement right.

                  (b) To exercise a Merger Early Settlement right, a Holder shall deliver to the Agent at the Corporate Trust Office on or before 5:00 p.m., New York City time, on the date specified in the notice the Certificate(s) evidencing the Units with respect to which the Merger Early Settlement right is being exercised duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment payable to the Company in immediately available funds in an amount equal to the Early Settlement Amount less the amount of cash that otherwise would be deliverable by the Company or its successor upon settlement of the Purchase Contract in lieu of Ordinary Shares pursuant to Section 5.6(b) and as described in the notice to Holders (the "Merger Early Settlement Amount").

                  (c) On the Merger Early Settlement Date, the Company shall deliver or cause to be delivered (i) the net cash, securities and other property to be received by such exercising Holder, equal to the Settlement Rate or if the Company has fixed the Settlement Rate pursuant to Section 5.1(f), the Fixed Settlement Rate, as adjusted pursuant to Section 5.6, in respect of the number of Purchase Contracts for which such Merger Early Settlement right was exercised, and (ii) the related Pledged Notes or Pledged Treasury Consideration, in the case of Normal Units, or Pledged Treasury Securities, in the case of Stripped Units, to be released from the Pledge by the Collateral Agent and transferred, in each case, to the Corporate Trust Office for delivery to the Holder thereof or its designee. In the event a Merger Early Settlement right shall be exercised by a Holder in accordance with the terms hereof, all references herein to Stock Purchase Date shall be deemed to refer to such Merger Early Settlement Date. If a Holder effects a Merger Early Settlement of some or all of its Purchase Contracts, such Holder shall be entitled to receive, on the Merger Early Settlement Date, the aggregate amount of any Deferred Contract Adjustment Payments and any accumulated and unpaid Contract Adjustment Payments since the immediately preceding Payment Date with respect to such Purchase Contracts. The Company

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                                                                              58


shall pay such amount as a credit against the amount otherwise payable by the Holders to effect such Specified Merger Early Settlement and in any remainder in the form of a cash payment.

                  (d) Upon Merger Early Settlement of any Purchase Contracts, and subject to receipt of such net cash, securities or other property from the Company and the Pledged Notes, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, from the Collateral Agent, as applicable, the Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Units, (i) transfer to the Holder the Pledged Notes, Pledged Treasury Consideration or Pledged Treasury Securities, as the case may be, forming a part of such Units, and (ii) deliver to the Holder such net cash, securities or other property issuable upon such Merger Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.12.

                  (e) In the event that Merger Early Settlement is effected with respect to Purchase Contracts underlying less than all the Units evidenced by a Certificate, upon such Merger Early Settlement the Company (or the successor to the Company hereunder) shall execute and the Agent shall authenticate, execute on behalf of the Holder and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Units as to which Merger Early Settlement was not effected.

         SECTION 5.11. CHARGES AND TAXES.

                  The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the Ordinary Shares pursuant to the Purchase Contracts and in payment of any Deferred Contract Adjustment Payments; provided that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Unit or any issuance of a Ordinary Share in a name other than that of the registered Holder of a Certificate surrendered in respect of the Units evidenced thereby, other than in the name of the Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such Certificate or Ordinary Share unless and until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 5.12. NO FRACTIONAL SHARES.

                  No fractional shares or scrip representing fractional Ordinary Shares shall be issued or delivered upon settlement on the Stock Purchase Date or upon Early Settlement or Merger Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full Ordinary Shares which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional Ordinary Share which would otherwise be deliverable upon settlement of any Purchase Contracts on the applicable Settlement Date or upon Early Settlement or Merger Early Settlement, the Company, through the Agent, shall make a cash payment in respect of such fractional shares in an amount equal to the value of such fractional

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                                                                              59


shares times the Applicable Market Value. The Company shall provide the Agent from time to time with sufficient funds to permit the Agent to make all cash payments required by this Section 5.12 in a timely manner.

                                   ARTICLE VI

                                    REMEDIES

         SECTION 6.1. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PURCHASE CONTRACT ADJUSTMENT PAYMENTS AND PURCHASE ORDINARY SHARES.

                  The Holder of any Unit shall have the right, which is absolute and unconditional,

                  (a) subject to the right of the Company to defer payment thereof pursuant to Section 5.3, and to the forfeiture of any Deferred Contract Adjustment Payments upon Early Settlement pursuant to Section 5.9 or upon the occurrence of a Termination Event, to receive payment of each installment of the Contract Adjustment Payments, if any, with respect to the Purchase Contract constituting a part of such Unit on the respective Payment Date for such Unit, and to institute suit for the enforcement of such right to receive Contract Adjustment Payments, and

                  (b) to purchase Ordinary Shares pursuant to the Purchase Contract constituting a part of such Unit and to institute suit for the enforcement of any such right to purchase Ordinary Shares, and such rights shall not be impaired without the consent of such Holder.

         SECTION 6.2. RESTORATION OF RIGHTS AND REMEDIES.

                  If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

         SECTION 6.3. RIGHTS AND REMEDIES CUMULATIVE.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in Section 3.10(f), no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


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                                                                              60

         SECTION 6.4. DELAY OR OMISSION NOT WAIVER.

                  No delay or omission of any Holder to exercise any right or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

         SECTION 6.5. UNDERTAKING FOR COSTS.

                  All parties to this Agreement agree, and each Holder of a Unit, by its acceptance of such Unit shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Units, or to any suit instituted by any Holder for the enforcement of distributions on any Notes or Contract Adjustment Payments, if any, on any Purchase Contract on or after the respective Payment Date therefor in respect of any Unit held by such Holder, or for enforcement of the right to purchase Ordinary Shares under the Purchase Contract constituting part of any Unit held by such Holder.

         SECTION 6.6. WAIVER OF STAY OR EXTENSION LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                    THE AGENT

         SECTION 7.1. CERTAIN DUTIES AND RESPONSIBILITIES.

                  (a) The Agent shall act as agent and attorney-in-fact for the Holders of the Normal Units and Stripped Units hereunder with such powers as are specifically vested in the Agent by the terms of this Agreement, the Pledge Agreement, the Remarketing Agreement, the Notes, the Normal Units and Stripped Units, and any documents evidencing them or related thereto, together with such other powers as are reasonably incidental thereto. The Agent:

                  (1) undertakes to perform, with respect to the Units and Separate Notes, such duties and only such duties as are specifically set forth in this Agreement and the Pledge


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                                                                              61


Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent; and

                  (2) in the absence of bad faith, willful misconduct or negligence on its part, the Agent may, with respect to the Units and Separate Notes, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Agent reasonably believed by the Agent to be genuine and correct and conforming to the requirements of this Agreement, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

                  (b) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misconduct, except that:

                  (1) this paragraph (b) shall not be construed to limit the effect of paragraph (a) of this Section;

                  (2) the Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts; and

                  (3) no provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

                  (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

                  (d) The Agent is authorized to execute and deliver the Pledge Agreement in its capacity as Agent.

         SECTION 7.2. NOTICE OF DEFAULT.

                  Within 30 days after the occurrence of any default by the Company hereunder or under a Purchase Contract of which a Responsible Officer of the Agent has actual knowledge, the Agent shall transmit by mail to the Company and the Holders of Units, as their names and addresses appear in the applicable Register, notice of such default hereunder, unless such default shall have been cured or waived.

         SECTION 7.3. CERTAIN RIGHTS OF AGENT. Subject to the provisions of
Section 7.1:

                  (a) the Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate of the Company;

                  (d) the Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the books, records and premises of the Company, personally or by agent or attorney;

                  (f) the Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate of the Agent and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an affiliate of the Agent appointed with due care hereunder;

                  (g) the Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement solely at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Agent security or indemnity reasonably satisfactory to the Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (h) the Agent shall not be deemed to have notice of any default unless a Responsible Officer of the Agent has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Agent at the Corporate Trust Office of the Agent, and such notice references the Units and this Agreement and states that it is a notice of default; and

                  (i) the Agent may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such Certificate previously delivered and not superseded.

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                                                                              63


         SECTION 7.4. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF UNITS.

                  The recitals contained herein and in the Certificates shall be taken as the statements of the Company and the Agent assumes no responsibility for their accuracy. The Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Units, or of the Pledge Agreement or the Pledge. The Agent shall not be accountable for the use or application by the Company of the Units or the proceeds therefrom or in respect of the Purchase Contracts.

         SECTION 7.5. MAY HOLD UNITS.

                  Any Registrar or any other agent of the Company, or the Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Registrar or such other agent, or the Agent.

         SECTION 7.6. MONEY HELD IN CUSTODY.

                  Money held by the Agent in custody hereunder need not be segregated from the Agent's other funds except to the extent required by law or provided herein. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

         SECTION 7.7. COMPENSATION AND REIMBURSEMENT. The Company agrees:

                  (a) to pay to the Agent from time to time reasonable compensation for all services rendered by it hereunder;

                  (b) except as otherwise expressly provided herein, to reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

                  (c) to indemnify the Agent and any predecessor Agent, their officers, directors, employees and agents for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Agent shall promptly notify the Company of any third-party claim which may give rise to the indemnity hereunder and give the Company the opportunity to control the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld.


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                                                                              64

                  For purposes of this Section 7.7, "Agent" shall include any predecessor Agent; provided that the negligence, bad faith or willful misconduct of any Agent hereunder shall not affect the rights of any other Agent hereunder.

                  The provisions of this Section 7.7 shall survive the termination of this Agreement, the satisfaction or discharge of the Units and/or the Separate Notes and/or the resignation or removal of the Agent.

                  The Company will also pay all fees and expenses relating to the enforcement by the Agent of the rights of the Holders of the Purchase Contracts and the retention of the Collateral Agent.

                  In no event shall the Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  In no event shall the Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of services contemplated by this Agreement.

         SECTION 7.8. CORPORATE AGENT REQUIRED; ELIGIBILITY.

                  There shall at all times be an Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and having a Corporate Trust Office in the Borough of Manhattan, The City of New York, if there be such a corporation, qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 7.9. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 7.10.

                  (b) The Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Agent required by Section 7.10 shall not have been delivered to the Agent within

30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

                  (c) The Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Units delivered to the Agent and the Company.

                  (d) If at any time:

                  (1) the Agent fails to comply with Section 310(b) of the TIA, as if the Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Unit for at least six months; or

                  (2) the Agent shall cease to be eligible under Section 7.8 and shall fail to resign after written request therefor by the Company or by any such Holder; or

                  (3) the Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (x) the Company by a Board Resolution may remove the Agent, or (y) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent.

                  (e) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any reason, the Company, by a Board Resolution, shall promptly appoint a successor Agent and shall comply with the applicable requirements of Section 7.10. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

                  (f) The Company shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Register. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office.

         SECTION 7.10. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent. On the request of the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights,

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                                                                              66


powers and trusts of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder.

                  (b) Upon request of any such successor Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

                  No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.

         SECTION 7.11. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

                  Any Person into which the Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Agent, shall be the successor of the Agent hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Agent then in office, any successor to such

                  Agent shall adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Agent had itself authenticated and executed such Units.

         SECTION 7.12. PRESERVATION OF INFORMATION.

                  The Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Agent in its capacity as Registrar.

         SECTION 7.13. NO OBLIGATIONS OF AGENT.

                  Except to the extent otherwise provided in this Agreement, the Agent assumes no obligation and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Unit thereunder. The Company agrees, and each Holder of a Certificate, by such Holder's acceptance thereof, shall be deemed to have agreed, that the Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article V.

         SECTION 7.14. TAX COMPLIANCE. (a) The Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority

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                                                                              67


or its designated agent. For purposes of United States backup withholding tax and information reporting requirements, each Holder will provide the Agent with an executed copy of Internal Revenue Service Form W-9 (for United States persons) or Form W-8 (for non-United States persons) or any successor forms.

         (b) The Agent shall comply with any reasonable written direction timely received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.1(a)(2).

         (c) The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

                                  ARTICLE VIII

                             SUPPLEMENTAL AGREEMENTS

        SECTION 8.1. SUPPLEMENTAL AGREEMENTS WITHOUT CONSENT OF HOLDERS.

                  Without the consent of any Holders, the Company and the Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Agent, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates; or

                  (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company (provided such covenants or such surrender shall not adversely affect the validity, perfection or priority of the security interests granted or created under the Pledge Agreement); or

                  (c) to evidence and provide for the acceptance of appointment hereunder by a successor Agent; or

                  (d) to make provision with respect to the rights of Holders pursuant to the requirements of Section 5.6(b) or 5.10; or

                  (e) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders; or

                  (f) to permit the substitution by the Holders of designated Company debt instruments for the Pledged Notes as Collateral under this Agreement.

         SECTION 8.2. SUPPLEMENTAL AGREEMENTS WITH CONSENT OF HOLDERS(a) With the consent of the Holders of not less than a majority of the outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company and the Agent, the Company, when authorized by a Board Resolution, and the Agent may enter into an agreement or agreements supplemental hereto, in form satisfactory to the Company and the Agent, for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Units; provided that, except as contemplated herein, no such supplemental agreement shall, without the consent of the Holder of each Outstanding Unit affected thereby:

                  (1) change any Payment Date;

                  (2) change the amount or the type of Collateral required to be Pledged to secure a Holder's obligations under the Purchase Contract, impair the right of the Holder of any Purchase Contract or Unit to receive distributions on the related Collateral (except as provided in Section 8.1(f) above and except for the rights of Holders of Normal Units to substitute the Treasury Securities for the Pledged Notes or Pledged Treasury Consideration or the rights of holders of Stripped Units to substitute Notes or Treasury Consideration for the Pledged Treasury Securities) or otherwise materially adversely affect the Holder's rights in or to such Collateral;

                  (3) reduce any Contract Adjustment Payments or any Deferred Contract Adjustment Payment, or change any place where, or the coin or currency in which, any Contract Adjustment Payment or other payment under this Agreement is payable or increase any amounts payable by the Holders in respect of the Units or decrease any other amounts receivable by Holders in respect of the Units;

                  (4) impair the right to institute suit for the enforcement of any Purchase Contract, any Contract Adjustment Payment, if any, or any Deferred Contract Adjustment Payment, if any;

                  (5) reduce the number of Ordinary Shares to be purchased pursuant to any Purchase Contract, increase the price to purchase Ordinary Shares upon settlement of any Purchase Contract, change the Stock Purchase Date or otherwise materially adversely affect the Holder's rights under any Purchase Contract; or

                  (6) reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any such supplemental agreement;

provided that if any amendment or proposal referred to above would adversely affect only the Normal Units or the Stripped Units, then only the affected class of Holder as of the record date for the Holders entitled to vote thereon will be entitled to vote on or consent to such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; provided, however, that no such agreement, whether with or without the consent of Holders, shall affect Section 3.16; and provided, further, that the unanimous consent of the Holders of each outstanding Unit of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (1) through (6) above.

                  (b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 8.3. EXECUTION OF SUPPLEMENTAL AGREEMENTS.

                  In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Agent shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that all conditions precedent to the execution of such supplemental agreement have been satisfied. The Agent shall enter into any such supplemental agreement which does not materially adversely affect the Agent's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 8.4. EFFECT OF SUPPLEMENTAL AGREEMENTS.

                  Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder shall be bound thereby.

         SECTION 8.5. REFERENCE TO SUPPLEMENTAL AGREEMENTS.

                  Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Agent, bear a notation in form approved by the Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent in exchange for Outstanding Certificates.

                                   ARTICLE IX

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         SECTION 9.1. COVENANT NOT TO MERGE, CONSOLIDATE, SELL OR CONVEY PROPERTY EXCEPT UNDER CERTAIN CONDITIONS.

                  (a) The Company covenants that, so long as any Units are outstanding, it will not (a) merge with or into or consolidate with any other Person or (b) transfer, lease or convey all or substantially all its assets to any Person or buy all or substantially all of the assets of another Person, unless (i) either the Company shall be the surviving person or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, the

Cayman Islands, Bermuda or any country which is, on the date of this Agreement, a member of the Organization of Economic Cooperation and Development or the European Union and shall expressly assume, all the obligations of the Company under the Purchase Contracts, this Agreement, the Remarketing Agreement and the Pledge Agreement by one or more supplemental agreements in form reasonably satisfactory to the Agent and the Collateral Agent, executed and delivered to the Agent and the Collateral Agent by such Person, and (ii) the Company or such successor, as the case may be, shall not, immediately after such merger or consolidation, or such transfer, lease or conveyance, be in default in the performance of any covenant or condition hereunder, under any of the Purchase Contracts, under the Remarketing Agreement or under the Pledge Agreement.

         SECTION 9.2. RIGHTS AND DUTIES OF SUCCESSOR CORPORATION. (a) In case of any such consolidation, merger, transfer, lease, purchase or conveyance and upon any such assumption by a successor entity in accordance with Section 9.1, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Certificates evidencing Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Agent for authentication, execution on behalf of the Holder and delivery, and any Certificate evidencing Units which such successor entity thereafter shall cause to be signed and delivered to the Agent for that purpose. All the Certificates so issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

                  (b) In case of any such consolidation, merger, transfer, lease, purchase or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Units thereafter to be issued as may be appropriate.

         SECTION 9.3. OPINION OF COUNSEL GIVEN TO AGENT.

                  The Agent, subject to Sections 7.1 and 7.3, shall receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, transfer, lease, purchase or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such consolidation, merger, sale, assignment, transfer, lease, purchase or conveyance have been met.

                                   ARTICLE X

                                    COVENANTS

         SECTION 10.1. PERFORMANCE UNDER PURCHASE CONTRACTS.

                  The Company covenants and agrees for the benefit of the Holders from time to time of the Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement. In the case of an Early Settlement, if the United States federal securities law so require, the Company will use commercially reasonable efforts to (i) have in effect a registration statement covering the Ordinary Shares to be delivered in respect of the Purchase Contracts being settled and (ii) provided a prospectus in connection therewith, in each case that may be used in connection with such Early Settlement.

         SECTION 10.2. MAINTENANCE OF OFFICE OR AGENCY. (a) The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Certificates may be presented or surrendered for payment of Contract Adjustment Payments, acquisition of Ordinary Shares upon settlement of the Purchase Contracts on any Settlement Date and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or reestablishment of Normal Units and where notices and demands to or upon the Company in respect of the Units and this Agreement may be served. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

                  (b) The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Units the Corporate Trust Office and appoints the Agent at its Corporate Trust Office as paying agent in such city.

         SECTION 10.3. COMPANY TO RESERVE ORDINARY SHARES.

                  The Company shall at all times prior to the Stock Purchase Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Ordinary Shares the maximum number of Ordinary Shares issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Units evidenced by Outstanding Certificates.

         SECTION 10.4. COVENANTS AS TO ORDINARY SHARES.

                  The Company covenants that all Ordinary Shares which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Units will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. No shareholder consents are required in respect of the issuance of the foregoing Ordinary Shares.

         SECTION 10.5. STATEMENTS OF OFFICER OF THE COMPANY AS TO DEFAULT.

                  The Company will deliver to the Agent, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such Officers may have knowledge. In the event the Company shall change its fiscal year at any time the Units are outstanding, the Company shall notify the Agent of the effective date of such change.

         SECTION 10.6. LISTING. In the event that the Stripped Units or Notes become separately traded from the Normal Units to the extent that applicable exchange listing requirements are met, the Company covenants and agrees to use commercially reasonable efforts to cause such Stripped Units or Notes, as the case may be, to be listed on the securities exchange on which the Normal Units are then listed.

         SECTION 10.7. REGISTRATION STATEMENT

         The Company agrees to use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement with regard to the full amount of the Notes to be remarketed in the remarketing shall be effective with the Securities and Exchange Commission in a form that will enable the Remarketing Agent to rely on it in connection with such remarketing.

         SECTION 10.8. SECURITIES CONTRACT.

         Without limiting the applicability of Section 365 of the Bankruptcy Code, it is the intention of the Company that this Agreement shall constitute a "securities contract" for purposes of and subject to the provisions of Section 555 of the Bankruptcy Code. The Company agrees that (i) prior to an exercise by the Collateral Agent on behalf of the Company of its rights as a secured party pursuant to the Pledge Agreement, the Company does not have any ownership right, title or interest in and to the Pledged Notes and (ii) the Holders of a Ordinary Shares shall not be deemed to have purchased, and the Company shall not be deemed to have sold any Ordinary Shares pursuant to a Purchase Contract related to such Security prior to a Cash Settlement, an Early Settlement or the occurrence of the Stock Purchase Date (provided that no prior occurrence of a Termination Event with respect to such Ordinary Shares has occurred).

         SECTION 10.9. ADDITIONAL AMOUNTS

                  All amounts payable (whether in respect of a Contract Adjustment Payment, Deferred Contract Adjustment Payment or otherwise) in respect of the Purchase Contracts and the Units will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or Bermuda or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. In that event, the Company will pay, or cause to be paid, such additional amounts as may be necessary in order that the net amounts receivable by a Holder after such withholding or deduction (including any withholding or deduction on such payment of additional amounts) shall equal the respective amounts that would have been receivable by such Holder had no such withholding or deduction been required ("Additional Amounts"), except that no such Additional Amounts shall be payable in relation to any payment in respect of any of the Purchase Contracts or Units (a) to, or to a third party on behalf of, a Person who would be able to avoid such withholding or deduction but for a failure to satisfy any applicable statutory certification, information or documentation requirements concerning the nationality, residence or identity of such Person or to make a declaration of non-residence or similar claim for exemption which, in either case, is required as a precondition to exemption, or is liable for such taxes, duties, levies, assessments or governmental charges in respect of such Purchase Contract or Unit by reason of his having some connection with (including, without limitation, being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business or other presence in) the Cayman Islands or Bermuda, as the case may be, other than (i) the mere holding of such Purchase Contract or Unit or (ii) the receipt of principal, interest, or other amount in respect of such Purchase Contract or Unit; (b) presented for payment more than 30 days after the Relevant Date, except to the extent that the relevant Holder would have been entitled to such Additional Amounts on presenting the same for payment on or before the expiry of such period of 30 days; (c) on account of any inheritance, gift, estate, personal property, sales or transfer or similar taxes, duties, levies, assessments or similar governmental charges; or (d) on account of any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of such Purchase Contract or Unit.

                  If the Company becomes subject generally at any time to any taxing jurisdiction other than or in addition to the Cayman Islands and Bermuda, references in this section to the Cayman Islands and Bermuda shall be read and construed as references to such other jurisdiction(s) and/or to the Cayman Islands and Bermuda.

                  Any reference in this Agreement to Contract Adjustment Amounts, Deferred Contract Adjustment Amounts or other amounts due from the Company in respect of the Purchase Contracts or Units, any redemption amount and any other amounts in the nature of principal, shall be deemed also to refer to any Additional Amounts that may be payable under this Agreement, the Units or the Purchase Contracts, and the express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

                       Except as otherwise provided in or pursuant to this Agreement, if the Purchase Contracts or Units require the payment of Additional Amounts, at least 30 days prior to each date on which any payments under or with respect to the Purchase Contracts or Units are due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter) the Company, or its designee shall furnish to the Agent an Officers' Certificate stating the fact that Additional Amounts will be payable, the amounts so payable, and any other information to enable the Trustee or such Paying Agent to pay such Additional Amounts to Holders on the payment date.

                  The Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any Purchase Contracts or Units or any other document or instrument referred to therein (other than a transfer of the Purchase Contracts or Units), or the receipt of any payments with respect to the Purchase Contracts or Units, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside the Cayman Islands or Bermuda in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Purchase Contracts or Units, this Agreement, the Pledge Agreement or any other such document or instrument following the occurrence of any event of default with respect to the Purchase Contracts or Units.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        XL CAPITAL LTD

                                        By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as Purchase Contract Agent

                                        By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT A

                        FORM OF NORMAL UNITS CERTIFICATE
                       (Form of Global Certificate Legend)

[THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS DEFINED ON THE REVERSE HEREOF) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.]*

[so long as DTC is the Depositary, insert: Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE PURCHASE CONTRACT AGREEMENT, THIS GLOBAL CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]*






------------------------------
*To be inserted in Global Certificates only.

                   (FORM OF FACE OF NORMAL UNITS CERTIFICATE)
                                 XL CAPITAL LTD

                           6.50% Equity Security Units

No.                                                          CUSIP No. G98255402

                             Number of Normal Units

         This Normal Units Certificate certifies that _______________is the registered Holder of the number of Normal Units set forth above [If the Certificate is a Global Certificate, insert - , as such number may be increased or decreased as set forth on the Schedule of Increases or Decreases in Global Certificate annexed hereto]. Each Normal Unit represents (i) either (a) a 1/40, or 2.5%, beneficial ownership interest of the Holder in one 2.53 % Senior Note due 2009 (the "Note") of XL Capital Ltd, a Cayman Islands exempted limited company (the "Company"), having a principal amount of $1,000, subject to the Pledge of such Note by such Holder pursuant to the Pledge Agreement, or (b) if a Special Event Redemption related to a Tax Event, the Treasury Consideration, subject to the Pledge of such Treasury Consideration by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company. Each Normal Unit will have a stated amount of $25 (the "Stated Amount"). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

         Pursuant to the Pledge Agreement, the interest in the Note or the Treasury Consideration, as the case may be, constituting part of each Normal Unit evidenced hereby has been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a part of such Normal Unit to purchase Ordinary Shares of the Company. Prior to the purchase of Ordinary Shares under each Purchase Contract, such Purchase Contracts shall not entitle the Holders of Normal Units Certificates to any of the rights of a holder of Ordinary Shares, including without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as shareholders in respect of the meetings of shareholders, or for the election of directors of the Company or for any other matter or any other rights whatsoever as shareholder of the Company.

         The Pledge Agreement provides that all payments in respect of the Pledged Notes or Pledged Treasury Consideration received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of (A) any interest payments on Normal Units which include Pledged Notes or Pledged Treasury Consideration, as the case may be, and (B) any payments in respect of the Notes or Treasury Consideration, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by the Agent, no later than 11:00 a.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 10:30 a.m., New York City time, on a Business Day, then such payment shall be made no later than 9:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments in respect of any Pledged Notes or Pledged Treasury Consideration, as the case may be, to be paid upon settlement of such Holder's obligations to purchase Ordinary Shares under the Purchase Contract, to the Company on the Stock Purchase Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Normal Units of which such Pledged Notes or Pledged Treasury Consideration are a part under the Purchase Contracts forming a part of such Normal Units. Interest payments payable on each Payment Date (as defined below) with respect to Pledged Notes or the appropriate Pledged Treasury Consideration included in the Normal Units shall be made quarterly in arrears on such Payment Date, subject to receipt thereof by the Agent from the Trustee or Collateral Agent, as the case may be, to the Person in whose name this Normal Units Certificate (or a Predecessor Normal Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Each Purchase Contract evidenced hereby obligates the Holder of this Normal Units Certificate to purchase, and the Company to sell, on May 15, 2007 (the "Stock Purchase Date"), at a price equal to $25 (the "Purchase Price"), a number of Class A Ordinary Shares, par value $0.01 per share ("Ordinary Shares"), of the Company, equal to the Settlement Rate or, if the Company has fixed the Settlement Rate pursuant to Section 5.1(f) of the Purchase Contract Agreement, the Fixed Settlement Rate, unless on or prior to the Stock Purchase Date there shall have occurred a Termination Event or an Early Settlement or Merger Early Settlement with respect to the Normal Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement, as defined and more fully described on the reverse hereof. The Purchase Price for the Ordinary Shares purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be satisfied on the Stock Purchase Date by either (i) the application of payments received with regard to Pledged Treasury Consideration, or (ii) the exercise of the Company's rights as a secured party in connection with the Pledged Notes, as the case may be.

         The Company shall pay on each February 15, May 15, August 15 and November 15 each year, commencing May 15, 2004 (each a "Payment Date") in respect of each Purchase Contract forming part of a Normal Unit evidenced hereby an amount (the "Contract Adjustment Payments") equal to 3.97% per year of the Stated Amount, computed on the basis of a 360-day year of twelve 30-day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof (provided that if on any date on which Contract Adjustment Payments are to be made on the Purchase Contracts is not a Business Day, then payment of the Contract Adjustment Payments payable on that date will be made on the next succeeding day which is a Business Day, and no interest or payment will be paid in respect of the delay, except that if such next succeeding Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day). Such Contract Adjustment Payments shall be payable to the Person in whose name this Normal Units Certificate (or a Predecessor Normal Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Contract Adjustment Payments and payments on the Notes or the Treasury Consideration will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Normal Units Register or by wire transfer to the account designated by such Person in writing.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Normal Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:                                XL CAPITAL LTD
      ------------------              By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                       HOLDER SPECIFIED ABOVE (as to obligations
                                            of such Holder under the Purchase
                                            Contracts evidenced hereby)

                                       By:  U.S. BANK NATIONAL ASSOCIATION,
                                            not individually but solely as
                                            Attorney-in-Fact of such Holder

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                      AGENT'S CERTIFICATE OF AUTHENTICATION

         This is one of the Normal Units Certificates referred to in the within mentioned Purchase Contract Agreement.

                                     U.S. Bank National Association, as Purchase
                                     Contract Agent

Dated:                               By:
      ---------------------             ----------------------------------------
                                        Authorized Officer

                  (Form of Reverse of Normal Units Certificate)

         Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of March 23, 2004 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and U.S. Bank National Association, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company, and the Holders and of the terms upon which the Normal Units Certificates are, and are to be, executed and delivered. All defined terms used but not defined in this Certificate have the meanings ascribed to them in the Purchase Contract Agreement.

         Each Purchase Contract evidenced hereby obligates the Holder of this Normal Units Certificate to purchase, and the Company to sell, on the Stock Purchase Date at a price equal to $25 (the "Purchase Price"), a number of Ordinary Shares of the Company equal to the Settlement Rate or, if the Company has fixed the Settlement Rate pursuant to Section 5.1(f) of the Purchase Contract Agreement, the Fixed Settlement Rate, unless, on or prior to the Stock Purchase Date, there shall have occurred a Termination Event or a Cash Settlement, Early Settlement or Merger Early Settlement with respect to the Unit of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $93.99 (the "Threshold Appreciation Price"), 0.2660 Ordinary Shares per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $75.19, the number of Ordinary Shares per Purchase Contract equal to the Purchase Price divided by the Applicable Market Value and (c) if the Applicable Market Value is equal to or less than $75.19,
0.3325 Ordinary Shares per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional Ordinary Shares will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

         The "Applicable Market Value" means the average of the Closing Price per Ordinary Share on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Stock Purchase Date or, in the event of a Cash Merger, the Cash Merger Date.

         The "Closing Price" of the Ordinary Shares on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Ordinary Shares on the New York Stock Exchange (the "NYSE") on such date or, if the Ordinary Shares are not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Ordinary Shares are so listed, or if the Ordinary Shares are not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Ordinary Shares are not so reported, the last quoted bid price for the Ordinary Shares in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Ordinary Shares on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

         A "Trading Day" means a day on which the Ordinary Shares (A) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Ordinary Shares at the close of business on such day.

         Each Purchase Contract evidenced hereby may be settled prior to the Stock Purchase Date through Cash Settlement, Early Settlement or Merger Early Settlement, in accordance with the terms of the Purchase Contract Agreement.

         In accordance with the terms of the Purchase Contract Agreement, the Holder of this Normal Units Certificate shall pay the Purchase Price for the Ordinary Shares purchased pursuant to each Purchase Contract evidenced hereby
(i) by effecting a Cash Settlement, an Early Settlement or Merger Early Settlement; (ii) if the Holder has elected not to participate in the remarketing, by application of the cash payment delivered in respect thereof deposited by such Holder in respect of such Purchase Contract or (iii) if a Special Event Redemption has occurred prior to the successful remarketing of the Notes as contemplated by Section 5.4 of the Purchase Contract Agreement, by application of payments received in respect of the Pledged Treasury Consideration purchased by the Collateral Agent on behalf of the Holder of this Normal Units Certificate. The Company shall not be obligated to issue any Ordinary Shares in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the Ordinary Shares to be purchased thereunder or become entitled to exercise its rights as a secured party in the manner set forth in the Purchase Contract Agreement. If, as provided in the Purchase Contract Agreement, upon the occurrence of a Last Failed Remarketing the Collateral Agent, for the benefit of the Company, exercises its rights as a secured creditor with respect to the Pledged Notes related to this Normal Units Certificate, any accrued and unpaid interest on such Pledged Notes will become payable by the Company to the Holder of this Normal Units Certificate in the manner provided for in the Purchase Contract Agreement.

         The Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Notes, but only to the extent instructed by the Holders as described below. Upon receipt of notice of any meeting at which holders of Notes are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Notes, the Agent shall, as soon as practicable thereafter, mail to the Holders of Normal Units a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each such Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Notes entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Pledged Notes constituting a part of such Holder's Normal Units and (c) stating the manner in which such instructions may be given. Upon the written request of any Holder of Normal Units on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such request the maximum number of Pledged Notes as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Normal Unit, the Agent shall abstain from voting the Pledged Note evidenced by such Normal Unit.

         The Normal Units Certificates are issuable only in registered form and only in denominations of a single Normal Unit and any integral multiple thereof. The transfer of any Normal Units Certificate will be registered and Normal Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Normal Units Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange of a Normal Units Certificate, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges not involving any transfer as provided for in the Purchase Contract Agreement. The Holder of a Normal Unit may substitute for the Pledged Notes or Pledged Treasury Consideration securing its obligations under the related Purchase Contract Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Unit for which such Pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "Stripped Unit." A Holder that elects to substitute Treasury Securities for Pledged Notes or Pledged Treasury Consideration, thereby creating Stripped Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Normal Unit remains in effect, such Normal Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Normal Units in respect of the Pledged Note or Pledged Treasury Consideration and Purchase Contract comprising such Normal Unit may be acquired, and may be transferred and exchanged, only as a Normal Unit.

         A Holder of Stripped Units may reestablish Normal Units at any time from and after the date of the Purchase Contract Agreement and on or prior to the thirteenth Business Day immediately preceding the Stock Purchase Date by depositing with the Collateral Agent the Notes or the Treasury Consideration in exchange for the release of the Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

         Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name the Normal Units Certificate (or one or more Predecessor Normal Units Certificates) evidencing such Purchase Contract is registered on the Normal Units Register at the close of business on the Record Date next preceding such Payment Date. The Contract Adjustment Payments, if any, will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Normal Units Register or by wire transfer to the account designated by such Person in writing.

         The Company shall have the right, at any time prior to the Stock Purchase Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer each such Contract Adjustment Payments as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, accrue additional Contract Adjustment Payments thereon at the rate of 6.50% per year (computed on the basis of a 360-day year of twelve 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments, if any, accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments may be deferred to a date that is after the Stock Purchase Date and no such deferral period may end other than on a Payment Date.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until a Payment Date prior to the Stock Purchase Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

         The Company's obligations with respect to Contract Adjustment Payments (including any accrued or Deferred Contract Adjustment Payments) will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness in the manner and to the extent set forth in the Purchase Contract Agreement.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Stock Purchase Date, the Holder of this Normal Units Certificate will receive on the Stock Purchase Date, in lieu of a cash payment, a number of Ordinary Shares (in addition to the number of Ordinary Shares equal to the Settlement Rate) equal to (i) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Normal Units Certificate divided by (ii) the Applicable Market Value.

         In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the earlier of (x) the Termination Date and (y) the date on which the Deferred Contract Adjustment Payments have been paid, the Company shall not, and will not permit any subsidiary of the Company to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company's Capital Stock other than (i) repurchases, redemptions or acquisitions of Ordinary Shares of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date the Company exercises its rights to defer the Contract Adjustment Payments; (ii) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock; (iii) the purchase of fractional interests in shares of any series of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged; (iv) dividends or distributions in any series of the Company's Capital Stock (or rights to acquire the Company's Capital Stock) or repurchases, redemptions or acquisitions of the Company's Capital Stock in exchange for or out of the net cash proceeds of the sale of the Company's Capital Stock (or securities convertible into or exchangeable for shares of the Company's Capital Stock); or (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan on the date the Company exercises its right to defer the payment of Contract Adjustment Payments or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future, or the redemption or repurchase of any rights pursuant thereto.

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive accumulated Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments and the obligations of the Holders to purchase Ordinary Shares, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Stock Purchase Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Normal Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Notes or Pledged Treasury Consideration from the Pledge in accordance with the provisions of the Pledge Agreement.

         Upon registration of transfer of this Normal Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement, the Purchase Contracts evidenced hereby and the Pledge Agreement and the transferor shall be released from the obligations under the Purchase Contract Agreement, the Purchase Contracts evidenced by this Normal Units Certificate and the Pledge Agreement. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Normal Units Certificate, by its acceptance hereof, irrevocably authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Normal Units evidenced hereby on his behalf as his attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company, any receiver, liquidator or person or entity performing similar functions or its trustee in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or federal or other law, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform such Holder's obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, irrevocably authorizes the Agent to enter into and perform the Pledge Agreement on such Holder's behalf as attorney-in-fact, and consents to the Pledge of the Notes or the Treasury Consideration underlying this Normal Units Certificate pursuant to the Pledge Agreement, provided, that, upon a Termination Event, the rights of the Holder of such Notes may be enforced without regard to any other rights or obligations. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Pledged Notes or the Pledged Treasury Consideration to be paid upon settlement of such Holder's obligations to purchase Ordinary Shares under the Purchase Contract, shall be paid on the Stock Purchase Date by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments. The obligations of each Holder to pay the Purchase Price are non-recourse obligations and except to the extent paid by Cash Settlement,

Early Settlement or Merger Early Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between such payments and the Purchase Price. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue any Ordinary Shares in respect of a Purchase Contract or deliver any certificates therefor to the Holder of the related Unit unless the Company shall have (i) received payment in full of the aggregate Purchase Price for the Ordinary Shares to be purchased thereunder by such Holder in the manner herein set forth or (ii) exercised its rights as a secured party under Section 5.4(b)(iii) of the Purchase Contract Agreement.

         The Company and each Holder of a Normal Unit or a Stripped Unit, by its acceptance thereof, covenants and agrees (a) to treat a Holder's acquisition of the Normal Unit as the acquisition of the Note and Purchase Contract constituting the Normal Unit, (b) to treat a Holder's acquisition of a Stripped Unit as the acquisition of a Treasury Security and Purchase Contract constituting the Stripped Unit, (c) to treat each Holder as the owner, for federal, state and local income and franchise tax purposes of (i) the related Notes or the Treasury Consideration, in the case of the Normal Units, or (ii) the Treasury Securities, in the case of the Stripped Units, (d) to treat the Notes as indebtedness of the Company for federal, state and local income and franchise tax purposes and (e) to allocate 100% of the issue price of a Normal Unit to the beneficial interest in the Note and 0.00% of the issue price to the Purchase Contract.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the outstanding Purchase Contracts.

         The Purchase Contracts shall for all purposes be governed by, deemed to be a contract under, and construed in accordance with, the laws of the State of New York.

         The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Normal Units Certificate is registered as the owner of the Normal Units evidenced hereby for the purpose of receiving quarterly payments of interest on the Notes or the Treasury Consideration, as the case may be, receiving payments of Contract Adjustment Payments, if any, and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent, such Affiliates nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of Ordinary Shares.

         A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                           as tenants in common
UNIF GIFT MIN ACT -                 Custodian


                                    --------------------------------------------
                                    (cust)                               (minor)

                                    Under Uniform Gifts to Minors Act

                                    --------------------------------------------
                                                   (State)

TEN ENT -                           as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

      (Please insert Social Security or Taxpayer I.D. or other Identifying
                              Number of Assignee)

--------------------------------------------------------------------------------


  (Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Normal Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing ______________attorney to transfer said Normal Units Certificates on the books of XL Capital Ltd with full power of substitution in the premises.

Dated:                                  Signature:
      ----------                                   -----------------------------

                                        NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Normal Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:
                    ------------------------------------------------------------

                             SETTLEMENT INSTRUCTIONS

         The undersigned Holder directs that a certificate for Ordinary Shares deliverable upon settlement on or after the Stock Purchase Date of the Purchase Contracts underlying the number of Normal Units evidenced by this Normal Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                   Signature:
      ----------                                   -----------------------------

                                         Signature Guarantee:
                                                             -------------------


                         (if assigned to another person)

If shares are to be registered in the
name of and delivered to a Person other            REGISTERED HOLDER
than the Holder, please (i) print such
Person's name and address and (ii)       Please print name
provide a guarantee of your signature:   and address of Registered Holder:


-------------------------------------    ---------------------------------------
              Name                                       Name

-------------------------------------    ---------------------------------------
            Address                                    Address

Social Security or other Taxpayer
Identification Number, if any:

                            ELECTION TO SETTLE EARLY

         The undersigned Holder of this Normal Units Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Normal Units evidenced by this Normal Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Normal Units with an aggregate Purchase Price equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for Ordinary Shares deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Normal Units Certificate representing any Normal Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Notes or Pledged Treasury Consideration deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If Ordinary Shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                   Signature:
       -----------                                 -----------------------------

Signature Guarantee:
                    -------------------------------------

                  Number of Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If Ordinary Shares are to be registered
in the name of and delivered to and                REGISTERED HOLDER
Pledged Notes or Pledged Treasury
Consideration are to be transferred to a
Person other than the Holder, please     Please print name
print such Person's name and address:    and address of Registered Holder:

-------------------------------------    ---------------------------------------
              Name                                        Name

-------------------------------------    ---------------------------------------
            Address                                      Address

Social Security or other Taxpayer
Identification Number, if any:
                                         ---------------------------------------

Transfer instructions for Pledged Notes or Pledged Treasury Consideration transferable upon Early Settlement or a Termination Event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

         The following increases or decreases in this Global Certificate have been made:

                                                                   STATED AMOUNT OF
                                                                   THE GLOBAL
              AMOUNT OF                   AMOUNT OF                CERTIFICATE
              DECREASE IN STATED          INCREASE IN STATED       FOLLOWING SUCH          SIGNATURE OF
              AMOUNT OF THE               AMOUNT OF THE            DECREASE OF             AUTHORIZED OFFICER
DATE          GLOBAL CERTIFICATE          GLOBAL CERTIFICATE       INCREASE                OF AGENT
----          ------------------          ------------------       --------                -------------------



                                    EXHIBIT B

                       FORM OF STRIPPED UNITS CERTIFICATE

                       (Form of Global Certificate Legend)

         [THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS DEFINED ON THE REVERSE HEREOF) AND IS REGISTERED IN THE NAME OF A CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.]

         [so long as DTC is the Depositary, insert: Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

         [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE PURCHASE CONTRACT AGREEMENT, THIS GLOBAL CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]*





-----------------------
* To be inserted in Global Certificates only.

                  (Form of Face of Stripped Units Certificate)

                                 XL Capital Ltd

                           6.50% Equity Security Units

No.                                                          CUSIP No. G98255113
Number of Stripped Units

         This Stripped Units Certificate certifies that ________________________ is the registered Holder of the number of Stripped Units set forth above [If the Certificate is a Global Certificate, insert - , as such number may be increased or decreased as set forth on the Schedule of Increases or Decreases in Global Certificate annexed hereto]. Each Stripped Unit represents (i) a 1/40 undivided beneficial ownership interest in a Treasury Security, subject to the Pledge of such interest in such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with XL Capital Ltd, a Cayman Islands exempted limited company (the "Company"). Each Stripped Unit will have a stated amount of $25 (the "Stated Amount"). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

         Pursuant to the Pledge Agreement, the Treasury Security constituting part of each Stripped Unit evidenced hereby has been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a part of such Stripped Unit to purchase Ordinary Shares of the Company. Prior to the purchase of Ordinary Shares under each Purchase Contract, such Purchase Contracts shall not entitle the Holders of Normal Units Certificates to any of the rights of a holder of Ordinary Shares, including without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as shareholders in respect of the meetings of shareholders, or for the election of directors of the Company or for any other matter or any other rights whatsoever as shareholder of the Company.

         Each Purchase Contract evidenced hereby obligates the Holder of this Stripped Units Certificate to purchase, and the Company to sell, on May 15, 2007 (the "Stock Purchase Date"), at a price equal to $25 (the "Purchase Price"), a number of Class A Ordinary Shares, par value $0.01 per share ("Ordinary Shares"), of the Company, equal to the Settlement Rate or, if the Company has fixed the Settlement Rate pursuant to Section 5.1(f) of the Purchase Contract Agreement, the Fixed Settlement Rate, unless on or prior to the Stock Purchase Date there shall have occurred a Termination Event or an Early Settlement or Merger Early Settlement with respect to the Stripped Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The Purchase Price (as defined herein) for the Ordinary Shares purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Stock Purchase Date by application of payments received in respect of the Pledged Treasury Securities pledged to secure the obligations of the Holder under such Purchase Contract in accordance with the terms of the Pledge Agreement.

         The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of a Stripped Unit evidenced hereby an amount (the "Contract Adjustment Payments") equal to 3.97% per year of the Stated Amount, computed on the basis of a 360-day year of twelve 30-day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof (provided that if on any date on which Contract Adjustment Payments are to be made on the Purchase Contracts is not a Business Day, then payment of the Contract Adjustment Payments payable on that date will be made on the next succeeding day which is a Business Day, and no interest or payment will be paid in respect of the delay, except that if such next succeeding Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business
Day). Such Contract Adjustment Payments shall be payable to the Person in whose name this Stripped Units Certificate (or a Predecessor Stripped Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

         Contract Adjustment Payments will be payable at the office of the Agent in the City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Stripped Units Register or by wire transfer to the account designated by such Person in writing.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Stripped Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
      ------------------
                                    XL CAPITAL LTD


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts evidenced hereby)

                                    By:      U.S. BANK NATIONAL ASSOCIATION, not
                                    individually but solely as Attorney-in-Fact
                                    of such Holder

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                      AGENT'S CERTIFICATE OF AUTHENTICATION

         This is one of the Stripped Units Certificates referred to in the within-mentioned Purchase Contract Agreement.

Dated:
      ------------------

                                          U.S. Bank National Association,
                                          as Purchase Contract Agent

                                          By:
                                              ----------------------------------
                                                   Authorized Officer

                 (Form of Reverse of Stripped Units Certificate)

         Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of March 23, 2004 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and U.S. Bank National Association, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Stripped Units Certificates are, and are to be, executed and delivered. All defined terms used but not defined in this Certificate have the meanings ascribed to them in the Purchase Contract Agreement.

         Each Purchase Contract evidenced hereby obligates the Holder of this Stripped Units Certificate to purchase, and the Company to sell, on the Stock Purchase Date at a price equal to $25 (the "Purchase Price"), a number of Ordinary Shares of the Company equal to the Settlement Rate or, if the Company has fixed the Settlement Rate pursuant to Section 5.1(f) of the Purchase Contract Agreement, the Fixed Settlement Rate, unless, on or prior to the Stock Purchase Date, there shall have occurred a Termination Event or a Cash Settlement, an Early Settlement or Merger Early Settlement with respect to the Unit of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $93.99 (the "Threshold Appreciation Price"), 0.2660 Ordinary Shares per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $75.19, the number of Ordinary Shares per Purchase Contract equal to the Purchase Price divided by the Applicable Market Value and (c) if the Applicable Market Value is equal to or less than $75.19,
0.3325 Ordinary Shares per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional Ordinary Shares will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

         The "Applicable Market Value" means the average of the Closing Price per Ordinary Share on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Stock Purchase Date or in the event of a Cash Merger, the Cash Merger Date.

         The "Closing Price" of the Ordinary Shares on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Ordinary Shares on the New York Stock Exchange (the "NYSE") on such date or, if the Ordinary Shares are not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Ordinary Shares are so listed, or if the Ordinary Shares are not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Ordinary Shares are not so reported, the last quoted bid price for the Ordinary Shares in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Ordinary Shares on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

         A "Trading Day" means a day on which the Ordinary Shares (A) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Ordinary Shares at the close of business of such day.

         Each Purchase Contract evidenced hereby may be settled prior to the Stock Purchase Date through Cash Settlement, Early Settlement or Merger Early Settlement, in accordance with the terms of the Purchase Contract Agreement.

         In accordance with the terms of the Purchase Contract Agreement, the Holder of this Stripped Units Certificate shall pay the Purchase Price for the Ordinary Shares purchased pursuant to each Purchase Contract evidenced hereby
(i) by effecting a Cash Settlement, an Early Settlement or Merger Early Settlement or (ii) by application of payments received in respect of the Pledged Treasury Securities underlying the Stripped Units represented by this Stripped Units Certificate.

         The Company shall not be obligated to issue any Ordinary Shares in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the Ordinary Shares to be purchased thereunder in the manner herein set forth.

         The Stripped Units Certificates are issuable only in registered form and only in denominations of a single Stripped Unit and any integral multiple thereof. The transfer of any Stripped Units Certificate will be registered and Stripped Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Stripped Units Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange of a Stripped Units Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges not involving any transfer as provided for in the Purchase Contract Agreement. The Holder of a Stripped Unit may substitute for the Pledged Treasury Securities securing its obligations under the related Purchase Contract Notes or the Treasury Consideration in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Unit for which such Pledged Notes or Pledged Treasury Consideration secures the Holder's obligation under the Purchase Contract shall be referred to as a "Normal Unit." A Holder that elects to substitute Notes or the Treasury Consideration for Pledged Treasury Securities, thereby reestablishing Normal Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Stripped Unit remains in effect, such Stripped Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Stripped Unit in respect of the Pledged Treasury Security and the Purchase Contract comprising such Stripped Unit may be acquired, and may be transferred and exchanged, only as a Stripped Unit.

         A Holder of Normal Units may establish Stripped Units at any time from and after the date of the Purchase Contract Agreement and on or prior to the thirteenth Business Day immediately preceding the Stock Purchase Date by depositing with the Collateral Agent Treasury Securities in exchange for the release of the Pledged Notes or the Pledged Treasury Consideration in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

         Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name the Stripped Units Certificate (or one or more Predecessor Stripped Units Certificates) evidencing such Purchase Contract is registered on the Stripped Units Register at the close of business on the Record Date next preceding such Payment Date. Contract Adjustment Payments, if any, will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Stripped Units Register or by wire transfer to the account designated by such Person in writing.

         The Company shall have the right, at any time prior to the Stock Purchase Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer each such Contract Adjustment Payments as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, accrue additional Contract Adjustment Payments thereon at the rate of 6.50% per year (computed on the basis of a 360-day year of twelve 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments, if any, accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments may be deferred to a date that is after the Stock Purchase Date and no such deferral period may end other than on a Payment Date.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until a Payment Date prior to the Stock Purchase Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

         In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Stock Purchase Date, the Holder of this Stripped Units Certificate will receive on the Stock Purchase Date, in lieu of a cash payment, a number of Ordinary Shares (in addition to the number of Ordinary Shares equal to the Settlement Rate) equal to (i) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Stripped Units Certificate divided by (ii) the Applicable Market Value.

         The Company's obligations with respect to Contract Adjustment Payments (including any accrued or Deferred Contract Adjustment Payments) will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness in the manner and to the extent set forth in the Purchase Contract Agreement.

         In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the earlier of (x) the Termination Date and (y) the date on which the Deferred Contract Adjustment Payments have been paid, the Company shall not, and will not permit any subsidiary of the Company to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company's Capital Stock other than (i) repurchases, redemptions or acquisitions of Ordinary Shares of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date the Company exercises its rights to defer the Contract Adjustment Payments; (ii) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock; (iii) the purchase of fractional interests in shares of any series of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged; (iv) dividends or distributions in any series of the Company's Capital Stock (or rights to acquire the Company's Capital Stock) or repurchases, redemptions or acquisitions of the Company's Capital Stock in exchange for or out of the net cash proceeds of the sale of the Company's Capital Stock (or securities convertible into or exchangeable for shares of the Company's Capital Stock); or (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan on the date the Company exercises its right to defer the payment of Contract Adjustment Payments or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future, or the redemption or repurchase of any rights pursuant thereto.

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive accumulated Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments, and the obligations of the Holders to purchase Ordinary Shares, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Stock Purchase Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two business days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Stripped Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement.

         Upon registration of transfer of this Stripped Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement, the Purchase Contracts evidenced hereby and the Pledge Agreement and the transferor shall be released from the obligations under the Purchase Contract Agreement, the Purchase Contracts evidenced by this Stripped Units Certificate and the Pledge

Agreement. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Stripped Units Certificate, by its acceptance hereof, irrevocably authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Stripped Units evidenced hereby on his behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company, any receiver, liquidator or person or entity performing similar functions or its trustee in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or federal or other law, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform such Holder's obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, irrevocably authorizes the Agent to enter into and perform the Pledge Agreement on such Holder's behalf as attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Stripped Units Certificate pursuant to the Pledge Agreement, provided that upon a Termination Event, the rights of the Holder of such Stripped Units may be enforced without regard to any other rights or obligations. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Pledged Treasury Securities, to be paid upon settlement of such Holder's obligations to purchase Ordinary Shares under the Purchase Contract, shall be paid on the Stock Purchase Date by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments. The obligations of each Holder to pay the Purchase Price are non-recourse obligations and except to the extent paid by Early Settlement or Merger Early Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between such payments and the Purchase Price.

         Each Holder of any Unit, and each Beneficial Owner thereof, by its acceptance thereof or of its interest therein, further agrees to treat (i) the formation of Stripped Units as the purchase of a Unit consisting of the Purchase Contract and the Treasury Securities and (ii) itself as the owner of the related Notes, Treasury Consideration or Treasury Securities, as the case may be.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

         The Purchase Contracts shall for all purposes be governed by and deemed to be a contract under, and construed in accordance with, the laws of the State of New York.

         The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Stripped Units Certificate is registered as the owner of the Stripped Units evidenced hereby for the purpose of receiving any Contract Adjustment Payments and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent, such Affiliate, nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of Ordinary Shares.

         A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                            as tenants in common
UNIF GIFT MIN ACT -                  Custodian

                                     -------------------------------------------
                                     (cust)                              (minor)


                                     Under Uniform Gifts to Minors Act

                                     -------------------------------------------
                                                     (State)

TEN ENT -                            as tenants by the entireties


JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

      (Please insert Social Security or Taxpayer I.D. or other Identifying
                              Number of Assignee)

--------------------------------------------------------------------------------


  (Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Stripped Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing ______________attorney to transfer said Stripped Units Certificates on the books of XL Capital Ltd with full power of substitution in the premises.

Dated:
       ---------                        ----------------------------------------
                                        Signature

                                        NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Stripped Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:
                    ------------------------------------------------------------

                             SETTLEMENT INSTRUCTIONS

         The undersigned Holder directs that a certificate for Ordinary Shares deliverable upon settlement on or after the Stock Purchase Date of the Purchase Contracts underlying the number of Stripped Units evidenced by this Stripped Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated:                                   Signature:
      ----------                                   -----------------------------

                                         Signature Guarantee:
                                                             -------------------

                         (if assigned to another person)

If shares are to be registered in the
name of and delivered to a Person other           REGISTERED HOLDER
than the Holder, please (i) print such
Person's name and address and (ii)       Please print name and address of
provide a guarantee of your signature:   Registered Holder:


-------------------------------------    ---------------------------------------
               Name                                       Name

-------------------------------------    ---------------------------------------
              Address                                    Address

Social Security or other Taxpayer
Identification Number, if any:

                            ELECTION TO SETTLE EARLY

         The undersigned Holder of this Stripped Units Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Stripped Units evidenced by this Stripped Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Stripped Units with an aggregate Purchase Price equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for Ordinary Shares deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Stripped Units Certificate representing any Stripped Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If Ordinary Shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated:                                   Signature:
      ----------                                   -----------------------------

                                         Signature Guarantee:
                                                             -------------------


         Number of Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If Ordinary Shares are to be registered
in the name of and delivered to and                REGISTERED HOLDER
Pledged Treasury Securities are to be
transferred to a Person other than the
Holder, please print such Person's name  Please print name and address of
and address:                             Registered Holder:


-------------------------------------    ---------------------------------------
               Name                                      Name

-------------------------------------    ---------------------------------------
              Address                                  Address

Social Security or other Taxpayer
Identification Number, if any

Transfer instructions for Pledged Treasury Securities, transferable upon Early Settlement or a Termination Event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

         The following increases or decreases in this Global Certificate have been made:

                                                                          STATED AMOUNT OF
                                                                          THE GLOBAL
                     AMOUNT OF                   AMOUNT OF                CERTIFICATE
                     DECREASE IN STATED          INCREASE IN STATED       FOLLOWING SUCH          SIGNATURE OF
                     AMOUNT OF THE               AMOUNT OF THE            DECREASE OR             AUTHORIZED OFFICER
DATE                 GLOBAL CERTIFICATE          GLOBAL CERTIFICATE       INCREASE                OF AGENT
----                 ------------------          ------------------       --------                ------------------



                                    EXHIBIT C

                    INSTRUCTION FROM PURCHASE CONTRACT AGENT

                               TO COLLATERAL AGENT

U.S. Bank Trust National Association
225 Asylum Street
23rd Floor
Hartford, Connecticut 06103
Attention: [_________________________]

         Re: 6.50% Equity Security Units of XL Capital Ltd (the "Company")

         We hereby notify you in accordance with Section 4.1 of the Pledge Agreement, dated as of March 23, 2004, among the Company, you, as Collateral Agent, Custodial Agent and Securities Intermediary, and us, as Purchase Contract Agent and as attorney-in-fact for the holders of [Normal Units] [Stripped Units] from time to time, that the holder of securities listed below (the "Holder") has elected to substitute [$ ______aggregate principal amount of Treasury Securities (CUSIP No. 912820BX4)] [$_____principal amount of Notes or the Treasury Consideration, as the case may be,] in exchange for the related [Pledged Notes or Pledged Treasury Consideration] [Pledged Treasury Securities (CUSIP No. [___________]),] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has transferred [Treasury Securities] [Notes or the Treasury Consideration] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Notes or Pledged Treasury Consideration], and upon the payment by such Holder of any applicable fees, to release the [Notes or Treasury Consideration, as the case may be,] [Treasury Securities] related to such [Normal Units] [Stripped Units] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Purchase Contract Agreement.

Date:
    -------------------

                                 U.S. Bank National Association,
                                 As Purchase Contract Agent under the Purchase Contract Agreement, dated as of March 23, 2004, between the Company and the Purchase Contract Agent


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

Please print name and address of Registered Holder electing to substitute [Treasury Securities] Notes or Treasury Consideration, as the case may be,] for the Notes or Pledged Treasury Consideration, as the case may be,] [Pledged Treasury Securities]:

-------------------------------------        -----------------------------------
Name:                                        Social Security or other Taxpayer
                                             Identification Number, if any

-------------------------------------
Address



------------------------------------

------------------------------------

------------------------------------

                                    EXHIBIT D

                     INSTRUCTION TO PURCHASE CONTRACT AGENT

U.S. Bank National Association,
 as Purchase Contract Agent
225 Asylum Street
23rd Floor
Hartford, Connecticut 06103
Attention: [__________________]


         Re:    6.50% Equity Security Units of XL Capital Ltd (the "Company")

         The undersigned Holder hereby notifies you, as Purchase Contract Agent under the Purchase Contract Agreement, dated as of March 23, 2004, between the Company and you, that it has delivered to U.S. Bank Trust National Association, as Collateral Agent, Custodial Agent and Securities Intermediary [$__________aggregate principal amount of Treasury Securities] [$_________ principal amount of Notes or the Treasury Consideration, as the case may be,] in exchange for the related [Pledged Notes or Pledged Treasury Consideration, as the case may be,] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section 4.1 of the Pledge Agreement, dated as of March 23, 2004, among you, the Company and the Collateral Agent. The undersigned Holder has paid the Collateral Agent all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes or Pledged Treasury Consideration, as the case may be,] [Pledged Treasury Securities] related to such [Normal Units] [Stripped Units]. Capitalized terms used herein but not defined shall have the meaning set forth in the Purchase Contract Agreement.

Date:                                By:
     ----------------                   ----------------------------------------

                                     -------------------------------------------
                                     Signature Guarantee:

Dated:

Please print name and address of
Registered Holder:

Name:                                      Social Security or other Taxpayer
     ------------------------------------  Identification Number, if any:

                                           -------------------------------------
Address:

------------------------------------------

------------------------------------------

------------------------------------------

                                    EXHIBIT E

                        NOTICE TO SETTLE BY SEPARATE CASH

U.S. Bank National Association,
  as Purchase Contract Agent
225 Asylum Street
23rd Floor
Hartford, Connecticut 06103
Attention: __________________]



         Re:    6.50% Equity Security Units of XL Capital Ltd (the "Company")

         The undersigned Holder hereby notifies you in accordance with Section
5.4 of the Purchase Contract Agreement, dated as of March 23, 2004, between the Company and you, as Purchase Contract Agent, Attorney-in-Fact and Trustee for the Holders of the Purchase Contracts, that it has delivered to U.S. Bank Trust National Association, as Collateral Agent, Custodial Agent and Securities Intermediary, that such Holder has elected to pay to the Collateral Agent, on or prior to 11:00 a.m. New York City time, on the thirteenth Business Day immediately preceding the Stock Purchase Date, (in lawful money of the United States by certified or cashier's check or wire transfer, in each case in immediately available funds), $___ as the Purchase Price for the Ordinary Shares issuable to such Holder by the Company under the related Purchase Contract on the Stock Purchase Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holder's election to make such cash settlement with respect to the Purchase Contracts related to such Holder's Normal Units. Capitalized terms used herein but not defined shall have the meaning set forth in the Purchase Contract Agreement.

Dated:                                   By:
       ------------------                   ------------------------------------

                                         Signature Guarantee:

                                         -------------------------------------

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Please print name and address of         Social Security or other Taxpayer
Registered Holder:                       Identification Number, if any

-------------------------------------    ---------------------------------------
              Name

-------------------------------------
            Address

                                    EXHIBIT F

                       FORMULA FOR FIXING SETTLEMENT RATE





















                                      F-1